                                                                   EXHIBIT 10.45
================================================================================




                          CADENCE DESIGN SYSTEMS, INC.

                       ---------------------------------



                                  $187,500,000


                                CREDIT AGREEMENT


                         Dated as of September 27, 2002


                       ---------------------------------


                              FLEET NATIONAL BANK,

                                   as Agent,

                                      with

           FLEET SECURITIES, INC. having acted as Sole Lead Arranger

                                      and


                        KEY CORPORATE CAPITAL, INC. AND
                 JPMORGAN CHASE BANK, AS CO-SYNDICATION AGENTS
                                      AND
                          THE BANK OF NOVA SCOTIA, AND
                     BNP/PARIBAS AS CO-DOCUMENTATION AGENTS


================================================================================

                                TABLE OF CONTENTS


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                                                                                          Page
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
ARTICLE I DEFINITIONS........................................................................1

SECTION 1.01        Certain Defined Terms....................................................1
SECTION 1.02        Accounting Principles...................................................15
                    (a)    Accounting Terms.................................................15
                    (b)    GAAP Changes.....................................................15
                    (c)    "Fiscal Year" and "Fiscal Quarter"...............................15
SECTION 1.03        Interpretation..........................................................16

ARTICLE II THE LOANS........................................................................17

SECTION 2.01        The Revolving Credit....................................................17
SECTION 2.02        Borrowing Procedure.....................................................17
                    (a)    Notice to the Agent..............................................17
                    (b)    Notice to the Banks..............................................17
SECTION 2.03        Non-Receipt of Funds....................................................17
SECTION 2.04        Lending Offices.........................................................18
SECTION 2.05        Evidence of Indebtedness................................................18
SECTION 2.06        Minimum Amounts.........................................................18
SECTION 2.07        Required Notice.........................................................18

ARTICLE III INTEREST AND FEES; CONVERSION OR CONTINUATION...................................19

SECTION 3.01        Interest................................................................19
                    (a)    Interest Rate....................................................19
                    (b)    Interest Periods.................................................19
                    (c)    Interest Payment Dates...........................................20
                    (d)    Notice to the Borrower and the Banks.............................20
SECTION 3.02        Default Rate of Interest................................................20
SECTION 3.03        Fees....................................................................20
                    (a)    Revolving Commitment Fees........................................20
                    (b)    Utilization Fees.................................................21
                    (c)    Agency Fee.......................................................21
                    (d)    Fees Nonrefundable...............................................21
SECTION 3.04        Computations............................................................21
SECTION 3.05        Conversion or Continuation..............................................22
                    (a)    Election.........................................................22
                    (b)    Automatic Conversion.............................................22
                    (c)    Notice to the Agent..............................................22
                    (d)    Notice to the Banks..............................................22
SECTION 3.06        Replacement of Reference Banks..........................................22
SECTION 3.07        Highest Lawful Rate.....................................................23

ARTICLE IV REDUCTION OF REVOLVING COMMITMENTS; REPAYMENT; PREPAYMENT........................23

SECTION 4.01        Reduction or Termination of the Revolving Commitments...................23
                    (a)    Optional Reduction or Termination................................23
                    (b)    Mandatory Termination............................................23
                    (c)    Notice...........................................................23
                    (d)    Adjustment of Revolving Commitment Fee and Utilization
                           Fee; No Reinstatement............................................23
SECTION 4.02        Repayment of Loans......................................................23
SECTION 4.03        Prepayments.............................................................23
                    (a)    Optional Prepayments.............................................23
                    (b)    Notice; Application..............................................24

ARTICLE V YIELD PROTECTION AND ILLEGALITY...................................................24

SECTION 5.01        Inability to Determine Rates............................................24
SECTION 5.02        Funding Losses..........................................................24
SECTION 5.03        Regulatory Changes......................................................24
                    (a)    Increased Costs..................................................24
                    (b)    Capital Requirements.............................................25
                    (c)    Requests.........................................................25
SECTION 5.04        Illegality..............................................................25
SECTION 5.05        Funding Assumptions.....................................................26
SECTION 5.06        Obligation to Mitigate..................................................26
SECTION 5.07        Substitution of Banks...................................................26

ARTICLE VI PAYMENTS ........................................................................26

SECTION 6.01        Pro Rata Treatment......................................................26
SECTION 6.02        Payments................................................................27
                    (a)    Payments.........................................................27
                    (b)    Application......................................................27
                    (c)    Extension........................................................27
SECTION 6.03        Taxes...................................................................27
                    (a)    No Reduction of Payments.........................................27
                    (b)    Deduction or Withholding; Tax Receipts...........................27
                    (c)    Indemnity........................................................28
                    (d)    Forms W-8BEN and W-8ECI..........................................28
                    (e)    Mitigation.......................................................28
SECTION 6.04        Non-Receipt of Funds....................................................28
SECTION 6.05        Sharing of Payments.....................................................29

ARTICLE VII CONDITIONS PRECEDENT............................................................29

SECTION 7.01        Conditions Precedent to the Initial Loans...............................29
                    (a)    Fees and Expenses................................................29

                    (b)    Loan Documents...................................................29
                    (c)    Certificate of Responsible Officer...............................29
                    (d)    Corporate Documents..............................................29
                    (e)    Legal Opinion....................................................30
                    (f)    Compliance Certificate...........................................30
                    (g)    Material Adverse Effect..........................................30
                    (h)    Existing Credit Agreement........................................30
                    (i)    Projections......................................................30
SECTION 7.02        Conditions Precedent to All Loans.......................................30
                    (a)    Notice...........................................................30
                    (b)    Representations and Warranties; No Default.......................30
                    (c)    Additional Documents.............................................31

ARTICLE VIII REPRESENTATIONS AND WARRANTIES.................................................31

SECTION 8.01        Representations and Warranties..........................................31
                    (a)    Organization and Powers..........................................31
                    (b)    Authorization; No Conflict.......................................31
                    (c)    Binding Obligation...............................................32
                    (d)    Consents.........................................................32
                    (e)    No Defaults......................................................32
                    (f)    Title to Properties; Liens.......................................32
                    (g)    Litigation.......................................................32
                    (h)    Compliance with Environmental Laws...............................32
                    (i)    Governmental Regulation..........................................32
                    (j)    ERISA............................................................33
                    (k)    Subsidiaries.....................................................33
                    (l)    Margin Regulations...............................................33
                    (m)    Taxes............................................................33
                    (n)    Patents and Other Rights.........................................34
                    (o)    Insurance........................................................34
                    (p)    Financial Statements.............................................34
                    (q)    Liabilities......................................................34
                    (r)    Labor Disputes, Etc..............................................34
                    (s)    Solvency.........................................................34
                    (t)    Disclosure.......................................................34
                    (u)    Distribution Agreement...........................................35

ARTICLE IX COVENANTS........................................................................35

SECTION 9.01        Reporting Covenants.....................................................35
                    (a)    Financial Statements and Other Reports...........................35
                    (b)    Additional Information...........................................36
SECTION 9.02        Financial Covenants.....................................................37
                    (a)    Minimum Consolidated EBITDA......................................37
                    (b)    Minimum Total Assets.............................................37
                    (c)    Minimum Fixed Charge Coverage Ratio..............................37

                    (d)    Minimum Current Ratio............................................37
                    (e)    Maximum Funded Debt to EBITDA Ratio..............................38
SECTION 9.03        Additional Affirmative Covenants........................................38
                    (a)    Preservation of Existence, Etc...................................38
                    (b)    Payment of Obligations...........................................38
                    (c)    Maintenance of Insurance.........................................38
                    (d)    Keeping of Records and Books of Account..........................38
                    (e)    Inspection Rights................................................39
                    (f)    Compliance with Laws, Etc........................................39
                    (g)    Maintenance of Properties, Etc...................................39
                    (h)    Licenses.........................................................39
                    (i)    Action Under Environmental Laws..................................39
                    (j)    Use of Proceeds..................................................40
                    (k)    Further Assurances and Additional Acts...........................40
                    (l)    Recharacterization of Subordinated Debt..........................40
SECTION 9.04        Negative Covenants......................................................40
                    (a)    Liens; Negative Pledges..........................................40
                    (b)    Change in Nature of Business.....................................40
                    (c)    Restrictions on Fundamental Changes..............................40
                    (d)    Sales of Assets..................................................41
                    (e)    Loans and Investments............................................42
                    (f)    Transactions with Related Parties................................43
                    (g)    Hazardous Substances.............................................44
                    (h)    Accounting Changes...............................................44
                    (i)    Restrictions on Upstream Limitations.............................44
                    (j)    Restricted Payments..............................................44

ARTICLE X EVENTS OF DEFAULT.................................................................44

SECTION 10.01       Events of Default.......................................................44
                    (a)    Payments.........................................................44
                    (b)    Representations and Warranties...................................45
                    (c)    Failure by Borrower to Perform Certain Covenants.................45
                    (d)    Failure by Borrower to Perform Other Covenants...................45
                    (e)    Insolvency; Voluntary Proceedings................................45
                    (f)    Involuntary Proceedings..........................................45
                    (g)    Default Under Other Indebtedness.................................45
                    (h)    Judgments........................................................46
                    (i)    ERISA............................................................46
                    (j)    Dissolution, Etc.................................................47
                    (k)    Subordination Provisions.........................................47
                    (l)    Mergers and Acquisitions.........................................47
SECTION 10.02       Effect of Event of Default..............................................47

ARTICLE XI THE AGENT........................................................................47

SECTION 11.01       Authorization and Action................................................47

SECTION 11.02       Limitation on Liability of Agent; Notices; Closing......................48
                    (a)    Limitation on Liability of Agent.................................48
                    (b)    Notices..........................................................49
                    (c)    Closing..........................................................49
SECTION 11.03       Agent and Affiliates....................................................49
SECTION 11.04       Notice of Defaults......................................................49
SECTION 11.05       Non-Reliance on Agent...................................................49
SECTION 11.06       Indemnification.........................................................50
SECTION 11.07       Delegation of Duties....................................................50
SECTION 11.08       Successor Agent.........................................................50
SECTION 11.09       Co-Agents...............................................................51

ARTICLE XII MISCELLANEOUS...................................................................51

SECTION 12.01       Amendments and Waivers..................................................51
SECTION 12.02       Notices.................................................................52
                    (a)    Notices..........................................................52
                    (b)    Facsimile and Telephonic Notice..................................52
SECTION 12.03       No Waiver; Cumulative Remedies..........................................52
SECTION 12.04       Costs and Expenses; Indemnification.....................................53
                    (a)    Costs and Expenses...............................................53
                    (b)    Indemnification..................................................53
                    (c)    Other Charges....................................................54
SECTION 12.05       Right of Set-Off........................................................54
SECTION 12.06       Survival................................................................54
SECTION 12.07       Obligations Several.....................................................54
SECTION 12.08       Benefits of Agreement...................................................54
SECTION 12.09       Binding Effect; Assignment..............................................55
                    (a)    Binding Effect...................................................55
                    (b)    Assignment.......................................................55
                    (c)    Accession........................................................56
SECTION 12.10       Governing Law...........................................................58
SECTION 12.11       Submission to Jurisdiction..............................................58
                    (a)    Submission to Jurisdiction.......................................58
                    (b)    No Limitation....................................................59
SECTION 12.12       Waiver of Jury Trial....................................................59
SECTION 12.13       Limitation on Liability.................................................59
SECTION 12.14       Confidentiality.........................................................59
SECTION 12.15       Entire Agreement........................................................60
SECTION 12.16       Severability............................................................60
SECTION 12.17       Counterparts............................................................60

SCHEDULES             ANNEXES

                      Annex 1            Pricing Grid

Schedule 1            Revolving Commitments and Pro Rata Shares
Schedule 2            Borrower's Account; Lending Offices; Addresses for Notices
Schedule 8.01(a)      Organization and Powers
Schedule 8.01(g)      Litigation
Schedule 8.01(h)      Environmental Matters
Schedule 8.01(k)      Subsidiaries
Schedule 9.04(a)      Existing Liens
Schedule 9.04(e)      Existing Investments

EXHIBITS

Exhibit A             Form of Revolving Note
Exhibit B             [Intentionally omitted.]
Exhibit C             Form of Notice of Borrowing
Exhibit D             Form of Compliance Certificate
Exhibit E             Form of Opinion of Counsel to the Borrower
Exhibit F             Form of Assignment and Acceptance
Exhibit G             Form of Instrument of Accession

                                CREDIT AGREEMENT


               THIS CREDIT AGREEMENT (this "Agreement"), dated as of September 27, 2002, is made among Cadence Design Systems, Inc., a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages of this Agreement under the heading "BANKS" (each a "Bank" and, collectively, the "Banks"), Key Corporate Capital, Inc. and JPMorgan Chase Bank as co-syndication agents hereunder, The Bank of Nova Scotia and BNP/Paribas, as co- documentation agents hereunder, and Fleet National Bank, as administrative agent for the Banks hereunder (in such capacity, the "Agent").

               The Borrower has requested the Banks to make revolving loans to the Borrower in an aggregate principal amount of up to $187,500,000 at any time outstanding. The Banks are severally willing to make such loans to the Borrower upon the terms and subject to the conditions set forth in this Agreement.

               NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "364-Day Credit Agreement" means that certain 364-Day Credit Agreement dated as of September 27, 2002, among the Borrower, the lenders party thereto and Fleet National Bank, as administrative agent, as the same may be amended, restated, supplemented or otherwise modified in accordance with its terms.

               "Acceding Bank" has the meaning set forth in Section 12.09(c)(i).

               "Affected Bank" has the meaning set forth in Section 5.07.

               "Affiliate" means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, "control," "controlled by" and "under common control with" with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote 10% or more of the securities having ordinary voting power of the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Agent" has the meaning set forth in the recitals to this Agreement.

               "Agent's Account" means the account of the Agent set forth on
Schedule 2 or such other account as the Agent from time to time shall designate in a written notice to the Borrower and the Banks.

               "Agreement" has the meaning set forth in the recitals hereto.

               "Alchemy" means Alchemy Semiconductor, Inc.

               "Applicable Fee Amount" means (i) with respect to the commitment fee payable hereunder, the amount set forth opposite the indicated Level below the heading "Commitment Fee" in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I and (ii) with respect to the utilization fee payable hereunder, the amount set forth opposite the indicated Level below the heading "Utilization Fee" in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amount also set forth on Annex I.

               "Applicable Margin" means (i) with respect to Base Rate Loans, 0% per annum; and (ii) with respect to Eurodollar Rate Loans, the amount set forth opposite the indicated Level below the heading "Eurodollar Rate Spread" in the pricing grid set forth on Annex I in accordance with the parameters for calculations of such amounts also set forth on Annex I.

               "Approved Fund" means (a) a CLO and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor, provided, in each case that such CLO or fund, as applicable, has the requisite power, authority and financial ability to fulfill its obligations hereunder in connection with the Revolving Commitment and, as to any fund set forth in clause (b) hereof, such fund is the only Person receiving confidential information delivered hereunder and such information is not subsequently delivered to investors in such fund.

               "Assignment and Acceptance" has the meaning set forth in Section 11.02(a).

               "Bank" and "Banks" each has the meaning set forth in the recitals to this Agreement.

               "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy."

               "Base Rate" means for any day the higher of: (i) the Federal Funds Rate, plus 1/2 of 1% per annum, and (ii) the variable rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer. Each change in the interest rate on the Loans or other Obligations bearing interest at the Base Rate based on a change in the Base Rate shall be effective as of the effective date of such change in the Base Rate, without notice or demand of any kind.

               "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

               "Borrower" has the meaning set forth in the recitals to this Agreement.

               "Borrower's Account" means the account of the Borrower set forth on Schedule 2, or such other account as the Borrower from time to time shall designate in a written notice to the Agent.

               "Borrowing" means a borrowing consisting of simultaneous Loans made at any one time by the Borrower from the Banks pursuant to Article II.

               "Business Day" means a day (i) other than Saturday or Sunday,
(ii) on which commercial banks are open for business in Boston, Massachusetts and New York, New York, and (iii) if the applicable Business Day relates to any Eurodollar Rate Loan, that is a Eurodollar Business Day.

               "Buying Lender" has the meaning set forth in Section 12.09(c)(i).

               "Capital Lease" means, for any Person, any lease of property (whether real, personal or mixed) which, in accordance with GAAP, would, at the time a determination is made, be required to be recorded as a capital lease in respect of which such Person is liable as lessee.

               "Closing Date" means the date on which all conditions precedent set forth in Section 7.01 are satisfied or waived by all Banks (or, in the case of Section 7.01(a), waived by the Person entitled to receive such payment).

               "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank.

               "Commitment Increase Notice" has the meaning set forth in Section 12.09(c)(i).

               "Compliance Certificate" means a certificate of a Responsible Officer of the Borrower, in substantially the form of Exhibit D, with such changes thereto as the Agent or any Bank may from time to time reasonably request.

               "Consolidated Cash Flow" means, as of any date of determination for the 12-month period ended on such date, Consolidated Net Income for such period plus depreciation expense, amortization expense and other non-cash expenses (including write-offs of acquired in-process research and development costs) which were deducted in determining Consolidated Net Income, of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated EBITDA" means, as of any date of determination for the 12-month period ended on such date, Consolidated Net Income plus Consolidated Interest Expense plus income tax expense plus depreciation expense, amortization expense and all other non-cash expenses (including write-offs of acquired in-process research and development costs) which were deducted in determining Consolidated Net Income, to the extent not included or reflected in Consolidated Net Income, in each case, of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP; provided, however, when calculating

Consolidated EBITDA hereunder, Consolidated EBITDA shall not include any extraordinary items of income and/or gains in an aggregate amount in excess of $10,000,000 which the Borrower recognizes in connection with any litigation award, settlement, claim, judgement or otherwise in connection therewith.

               "Consolidated Interest Expense" means, for any period, interest expense (including that attributable to Capital Leases) of the Borrower and its Subsidiaries on a consolidated basis, including all commissions, discounts and other fees and charges owed with respect to standby letters of credit, as determined in accordance with GAAP.

               "Consolidated Net Income" means, for any period, the net income of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, as determined in accordance with GAAP.

               "Consolidated Tangible Net Worth" means, as of any date of determination, Consolidated Total Assets minus Consolidated Total Liabilities; provided, however, that there shall be excluded from Consolidated Total Assets the following: (i) all assets which would be classified as intangible assets in accordance with GAAP, including goodwill, organizational expense, research and development expense, patent applications, patents, trademarks, trade names, brands, copyrights, trade secrets, customer lists, licenses, franchises and covenants not to compete; and (ii) all treasury stock.

               "Consolidated Total Assets" means, as of any date of determination, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Consolidated Total Liabilities" means, as of any date of determination, the total liabilities of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Default" means an Event of Default or an event or condition which with notice or lapse of time or both would constitute an Event of Default.

               "Distribution" means the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, defeasance or other acquisition of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

               "Dollars" and the sign "$" each means lawful money of the United States.

               "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

               "Effective Commitment Amount" has the meaning set forth in
Section 12.09(c)(i).

               "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $5,000,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $5,000,000,000, provided that such bank is acting through a branch or agency located in the United States and licensed by the United States or any state thereof; (iii) an Approved Fund; and (iv a Person that is primarily engaged in the business of commercial banking and that is (a) a Subsidiary of a Bank, (b) a Subsidiary of a Person of which a Bank is a Subsidiary, or (c) a Person of which a Bank is a Subsidiary.

               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any Governmental Authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

               "ERISA" means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control with the Borrower within the meaning of Section 4001(a)(14) of ERISA and Sections 414(b), (c) and (m) of the Internal Revenue Code.

               "Eurodollar Business Day" means a Business Day on which dealings in Dollar deposits are carried on in the London interbank market.

               "Eurodollar Rate" means for each Interest Period for each Eurodollar Rate Loan the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by the Agent pursuant to the following formula:

                Eurodollar Rate  =              Interbank Rate
                                    ----------------------------------------
                                     100% - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

               "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

               "Eurodollar Reference Bank" means Fleet, subject to the provisions of Section 3.06.

               "Eurodollar Reserve Percentage" means the maximum reserve requirement percentage (including any ordinary, supplemental, marginal and emergency reserves), if any, as determined by the Agent, then applicable under Regulation D in respect of Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in the Federal Reserve System with deposits exceeding $1,000,000,000.

               "Event of Default" has the meaning set forth in Section 10.01.

               "Existing Credit Agreement" means that certain Credit Agreement dated as of September 29, 2000, by and among the Borrower, the lenders party thereto and ABN AMRO Bank, N.V., as administrative agent, as amended.

               "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

               "Fee Letter" means the fee letter dated on or prior to the Closing Date, by and between the Borrower and the Agent.

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%), as determined by the Agent, equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for any day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "Fixed Charge Coverage Ratio" has the meaning specified in
Section 9.02(c).

               "Fleet" means Fleet National Bank, in its individual capacity.

               "Funded Debt" of any Person means, without duplication, (a) all interest-bearing Indebtedness of such Person (whether on- or off-balance sheet),
(b) all obligations of such Person in respect of any issued and outstanding letter of credit, and (c) all obligations of such Person with respect to leases which are or should be capitalized on the balance sheet of such Person in accordance with GAAP. Notwithstanding the foregoing, for purposes of Section 9.02(c) and Section 9.02(e), Funded Debt shall not include (i) any Indebtedness which is subordinated to the Obligations on terms and conditions satisfactory to the Agent and the Majority Banks in their reasonable discretion and for which no principal payment is due before the 366th day after the Revolving Termination Date, provided that no repayment, prepayment, repurchase, redemption shall have occurred with respect to such Indebtedness (the "Subordinated Debt")or (ii) any obligations of such Person under any Permitted Receivables Purchase Facility.

               "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.

               "Governmental Authority" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (ii) to advance or provide funds (a) for the payment or discharge of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

               "Hazardous Substances" means any toxic or hazardous substances, materials, wastes, contaminants or pollutants, including asbestos, PCBs, petroleum products and byproducts, and any substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" (or similarly identified), regulated under or forming the basis for liability under any applicable Environmental Law.

               "IRS" means the Internal Revenue Service, or any successor thereto.

               "Indebtedness" means, for any Person: (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under Capital Leases; (v) all reimbursement or other obligations of such Person under or in respect of letters of credit and bankers acceptances, and all net obligations in respect of Rate Contracts; (vi) all reimbursement or other obligations of such Person in respect of any bank guaranties, shipside bonds, surety bonds and similar instruments issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings or payments; (vii) all Guaranty Obligations; (viii) all indebtedness in respect of any synthetic lease or other similar off balance sheet lease transaction; and (ix) all indebtedness of another Person secured by any Lien upon or in property owned by the Person for whom Indebtedness is being determined, whether or not such Person has assumed or become liable for the payment of such indebtedness of such other Person. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

               "Indemnified Liabilities" has the meaning set forth in Section 12.04(b).

               "Indemnified Person" has the meaning set forth in Section
12.04(b).

               "Insolvency Proceeding" means (i) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

               "Instrument of Accession" has the meaning set forth in Section 12.09(c)(i).

               "Interbank Rate" means the rate per annum determined by the Agent, on the basis of quotations furnished to it by the Eurodollar Reference Bank, to be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the rates at which deposits in Dollars are offered to the Eurodollar Reference Bank by prime banks in the London interbank market at approximately 11:00 A.M. (London time), two Eurodollar Business Days before the first day of such Interest Period, in an amount substantially equal to the proposed Eurodollar Rate Loan to be made, continued or converted by the Eurodollar Reference Bank and for a period of time comparable to such Interest Period.

               "Interest Payment Date" means a date specified for the payment of interest pursuant to Section 3.01(c).

               "Interest Period" means, with respect to any Eurodollar Rate Loan, the period determined in accordance with Section 3.01(b) applicable thereto.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

               "Lending Office" has the meaning set forth in Section 2.04.

               "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

               "Loan Documents" means this Agreement, the Notes, the Fee Letter and all other certificates, documents, agreements and instruments delivered to the Agent and the Banks under or in connection with this Agreement.

               "Loans" means the Revolving Loans.

               "Majority Banks" means at any time Banks holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having at least 51% of the aggregate Revolving Commitments.

               "Material Adverse Effect" means any event, matter, condition or circumstance which has or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

               "Material Subsidiary" means any Subsidiary the total assets of which constitute 20% or more of Consolidated Total Assets, measured as of the last day of the then most recent fiscal quarter.

               "Maximum Rate" has the meaning set forth in Section 3.07.

               "Minimum Amount" has the meaning set forth in Section 2.06.

               "Multiemployer Plan" means a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

               "Net Cash Proceeds" means when used in respect of any issuance of any debt or equity securities of the Borrower or any Subsidiary, the gross proceeds received by the Borrower or such Subsidiary from such issuance less all direct costs and expenses incurred or to be incurred, and all federal, state, local and foreign taxes assessed or to be assessed, in connection therewith.

               "Notes" means the Revolving Notes.

               "Notice" means a Notice of Borrowing, a Notice of Conversion or Continuation or a Notice of Prepayment.

               "Notice of Borrowing" has the meaning set forth in Section
2.02(a).

               "Notice of Conversion or Continuation" has the meaning set forth in Section 3.05(c).

               "Notice of Prepayment" has the meaning set forth in Section 4.03.

               "Obligations" means the indebtedness, liabilities and other obligations of the Borrower to the Agent or any Bank under or in connection with the Loan Documents, including all Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Borrower to the Agent or any Bank thereunder or in connection therewith, whether now or hereafter existing or arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

               "OECD" means the Organization for Economic Cooperation and Development.

               "Operating Lease" means, for any Person, any lease of any property of any kind by that Person as lessee which is not a Capital Lease.

               "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

               "Pension Plan" means any employee pension benefit plan covered by Title IV of ERISA (other than a Multiemployer Plan) that is maintained for employees of the Borrower or any ERISA Affiliate or with regard to which the Borrower or an ERISA Affiliate is a contributing sponsor within the meaning of Sections 4001(a)(13) or 4069 of ERISA.

               "Permitted Investments" means, in respect of the Borrower or any Subsidiary, short-term investment grade debt securities of any type authorized from time to time under an investment policy for short-term cash investments approved by the Borrower's board of directors or such Subsidiary's board of directors, as the case may be.

               "Permitted Liens" means:

                      (i) Liens in favor of the Banks or the Agent for the benefit of the Banks to secure the Obligations;

                      (ii) the existing Liens listed in Schedule 9.04(a);

                      (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP;

                      (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto;

                      (v) Liens consisting of deposits or pledges to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases (other than Capital Leases), public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business (other than for indebtedness or any Liens arising under ERISA);

                      (vi) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto;

                      (vii) statutory landlord's Liens under leases to which the Borrower or any of its Subsidiaries is a party;

                      (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution;

                      (ix) Liens (a) upon or in any property acquired or held by the Borrower or any of its Subsidiaries to secure the purchase price of such property or Indebtedness incurred solely for the purpose of financing the acquisition of such property, or (b) existing on such property at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon;

                      (x) Liens on assets of Persons which become Subsidiaries of the Borrower after the date hereof, provided that such Liens existed at the time any such Persons became Subsidiaries of the Borrower and were not created in anticipation thereof;

                      (xi) Liens on Receivables and Receivables Related Assets in connection with any Permitted Receivables Purchase Facility;

                      (xii) Leases or subleases and licenses and sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the Borrower and any interest or title of a lessor or licensor under any lease or license;

                      (xiii) Liens on equipment leased by the Borrower pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding leases permitted by this Agreement);

                      (xiv) Liens arising from judgments, decrees or attachments to the extent and only so long as such judgment, decree or attachment has not caused or resulted in an Event of Default;

                      (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                      (xvi) Liens incurred in connection with the extension, renewal, refunding, refinancing, modification, amendment or restatement of the Indebtedness secured by Liens of the type described in clauses
        (i) through (xv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien, the principal amount of Indebtedness being extended, renewed or refinanced does not increase and such Lien otherwise remains a Permitted Lien under clauses (i) through (xv) above; and

                      (xvii) Liens not otherwise permitted hereunder securing Indebtedness in an aggregate principal amount not to exceed 15% of Consolidated Tangible Net Worth, measured as of the last day of the then most recent fiscal quarter, at any time outstanding.

               "Permitted Receivables Purchase Facility" shall mean any receivables sales, financing or securitization programs now or hereafter entered into by the Borrower or any of its Subsidiaries, in each case for the purpose of financing Receivables, including, without limitation, the facilities identified on Attachment A hereto, in each case, as amended, restated or supplemented from time to time.

               "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any Governmental Authority.

               "Plan" means any employee pension benefit plan as defined in
Section 3(2) of ERISA (including any Multiemployer Plan) and any employee welfare benefit plan, as defined in Section 3(1) of ERISA (including any plan providing benefits to former employees or their survivors).

               "Premises" means any and all real property, including all buildings and improvements now or hereafter located thereon and all appurtenances thereto, now or hereafter owned, leased, occupied or used by the Borrower and its Subsidiaries.

               "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Revolving Commitment divided by the combined Revolving Commitments of all Banks (or, if all Revolving Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks). The initial Pro Rata Share of each Bank is set forth opposite such Bank's name in Schedule 1 under the heading "Pro Rata Share."

               "Rate Contracts" means interest rate swaps, caps, floors and collars, currency swaps, or other similar financial products designed to provide protection against fluctuations in interest, currency or exchange rates.

               "Receivables" means any rights to payment for license fees, whether in the form of accounts receivable, general intangibles, instruments, chattel paper or otherwise.

               "Receivables Related Assets" means (a) any rights arising under the documentation governing or relating to Receivables which are the subject of a Permitted Receivables Purchase Facility, including, without limitation, rights in respect of Liens securing such Receivables, (b) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited,
(c) spread accounts and other similar accounts, and any amounts on deposit therein, established in connection with any Permitted Receivables Purchase Facility, (d) any warranty, indemnity, dilution and other intercompany claim arising out of any Permitted Receivables Purchase Facility, and (e) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with factoring or asset securitization transactions involving Receivables.

               "Regulation D" means Regulation D of the FRB.

               "Regulatory Change" has the meaning set forth in Section 5.03.

               "Related Party" has the meaning set forth in Section 9.04(f).

               "Related Person" has the meaning set forth in Section 11.06.

               "Replacement Bank" has the meaning set forth in Section 5.07.

               "Required Notice Date" has the meaning set forth in Section 2.07.

               "Responsible Officer" means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the vice president of corporate finance, the treasurer or the controller of such Person, or any other senior officer of such Person having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the controller of any such Person, or any other senior officer of such Person involved principally in the financial administration or controllership function of such Person and having substantially the same authority and responsibility.

               "Restricted Payment" means, in relation to the Borrower and its Subsidiaries, any (a) Distribution, or (b) payment or prepayment by the Borrower or its Subsidiaries to the Borrower's or any Subsidiary's shareholders (or other equity holders) and (i) consisting of management, consulting or similar fees other than those fees incurred in the ordinary course of business consistent with past practices and fees charged for a fair exchange of services or sale or other disposition of goods in the ordinary course of business for fair value,
(ii) consisting of any fees or other payments made outside the ordinary course of business or (iii) made to such Person in its capacity as a shareholder other than for an exchange of services or sale or other disposition of goods in the ordinary course of business for fair value, in each case other than a payment to the Borrower or to any wholly-owned Domestic Subsidiary.

               "Revolving Commitment," as to each Bank, has the meaning specified in subsection 2.01.

               "Revolving Loan" has the meaning specified in subsection 2.01.

               "Revolving Note" means a promissory note substantially in the form of Exhibit A.

               "Revolving Termination Date" means the earlier to occur of: (a) September 27, 2005, and (b) the date on which the Revolving Commitments terminate in accordance with the provisions of this Agreement.

               "SEC" means the Securities and Exchange Commission, or any successor thereto.

               "Seely Avenue Campus" means the real property, taken either in whole or any part thereof, consisting of approximately 50.5 acres of land and 10 buildings that total approximately 778,000 square feet and is located on both the east and west sides of Seely

Avenue, in San Jose, California. Specific street addresses for the property are:
535, 545, 555, 575 River Oaks Parkway, 2655 Seely Avenue (which consists of five buildings and entitled land for a sixth building), and 2670 Seely Avenue.

               "Selling Lender" has the meaning set forth in Section
12.09(c)(ii).

               "Solvent" means, as to any Person at any time, that (i) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code; (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (iii) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "SpinCircuit" means SpinCircuit, Inc.

               "Subordinated Debt" has the meaning set forth in the definition of "Funded Debt".

               "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless the context otherwise clearly requires, references to a "Subsidiary" shall mean a Subsidiary of the Borrower.

               "Substantial Assets" has the meaning set forth in Section
9.04(d).

               "Swap Termination Value" means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (i) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include any Bank).

               "Taxes" has the meaning set forth in Section 6.03.

               "Termination Event" means any of the following:

                      (i) with respect to a Pension Plan, a reportable event described in Section 4043 of ERISA and the regulations issued thereunder (other than a reportable event not subject to the provisions for 30-day notice to the PBGC under such regulations);

                      (ii) the withdrawal of the Borrower or an ERISA Affiliate from a Pension Plan during a plan year in which the withdrawing employer was a "substantial employer" as defined in Section 4001(a)(2) or 4062(e) of ERISA;

                      (iii) the taking of any actions (including the filing of a notice of intent to terminate) by the Borrower, an ERISA Affiliate, the PBGC, a Plan Administrator, or any other Person to terminate a Pension Plan or the treatment of a Plan amendment as a termination of a Pension Plan under Section 4041 of ERISA;

                      (iv) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or

                      (v) the complete or partial withdrawal of the Borrower or an ERISA Affiliate from a Multiemployer Plan.

               "Total Commitment" means the sum of the Revolving Commitments of the Banks, as in effect from time to time.

               "UCC" means the Uniform Commercial Code of the jurisdiction the law of which governs the Loan Document in which such term is used or the attachment, perfection or priority of the Lien on any collateral.

               "Unfunded Accrued Benefits" means the excess of a Pension Plan's accrued benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

               "United States" and "U.S." each means the United States of America.

               "Venture Fund" means, collectively, Telos Venture Partners, L.P. and Telos Venture Partners II, L.P.

        SECTION 1.02 Accounting Principles.

               (a) Accounting Terms. Unless otherwise defined or the context otherwise requires, all accounting terms not expressly defined herein shall be construed, and all accounting determinations and computations required under the Loan Documents shall be made, in accordance with GAAP, consistently applied.

               (b) GAAP Changes. If GAAP shall have been modified after the Closing Date and the application of such modified GAAP shall have a material effect on any financial computations hereunder (including the computations required for the purpose of determining compliance with the covenants set forth in Section 9.02), then such computations shall be made and the financial statements, certificates and reports due hereunder shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP, as in effect prior to such modification, unless and until the Majority Banks and the Borrower shall have agreed upon the terms of the application of such modified GAAP which agreement shall not be unreasonably withheld.

               (c) "Fiscal Year" and "Fiscal Quarter". References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Borrower.

        SECTION 1.03 Interpretation. In the Loan Documents, except to the extent the context otherwise requires:

                      (i) Any reference to an Article, a Section, a Schedule or an Exhibit is a reference to an article or section thereof, or a schedule or an exhibit thereto, respectively, and to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

                      (ii) The words "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement or any other Loan Document as a whole and not merely to the specific Article, Section, subsection, paragraph or clause in which the respective word appears.

                      (iii) The meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined.

                      (iv) The words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation."

                      (v) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of the Loan Documents.

                      (vi) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to.

                      (vii) Any table of contents, captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or any other Loan Document.

                      (viii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                      (ix) The use of a word of any gender shall include each of the masculine, feminine and neuter genders.

                      (x) This Agreement and the other Loan Documents are the result of negotiations among the Agent, the Borrower and the other parties, have been reviewed by counsel to the Agent, the Borrower and such other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

                                   ARTICLE II
                                    THE LOANS

        SECTION 2.01 The Revolving Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrower (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name on Schedule 1 under the heading "Revolving Commitment" (such amount, as the same may be reduced under Section 4.01 or reduced or increased as a result of one or more assignments under Section 12.09, such Bank's "Revolving Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not at any time exceed the combined Revolving Commitments. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this subsection 2.01, prepay under Section 4.03 and reborrow under this subsection 2.01.

        SECTION 2.02  Borrowing Procedure.

               (a) Notice to the Agent. Each Borrowing shall be made on a Business Day upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 2:00 P.M. (New York City time) on the Required Notice Date. Each such notice, except as provided in Section 5.01 and 5.04, shall be irrevocable and binding on the Borrower, shall be in substantially the form of Exhibit C (a "Notice of Borrowing") and shall specify whether the Borrowing consists of Base Rate Loans or Eurodollar Rate Loans, and shall contain the other information required thereby.

               (b) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of each Borrowing, specifying the information contained in the Borrower's Notice and such Bank's Pro Rata Share of the Borrowing. On the date of each Borrowing, each Bank shall make available such Bank's Pro Rata Share of such Borrowing, in same day or immediately available funds, to the Agent for the Agent's Account, not later than 3:00 P.M. (New York City time). Upon fulfillment of the applicable conditions set forth in Article VII and after receipt by the Agent of any such funds, and unless other payment instructions are provided by the Borrower, the Agent shall make such funds available to the Borrower by crediting the Borrower's Account with same day or immediately available funds on such Borrowing date.

        SECTION 2.03 Non-Receipt of Funds. Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank shall not make available to the Agent such Bank's Pro Rata Share of such Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Borrowing in accordance with Section 2.02(b) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Bank shall not have so made such Pro Rata Share available to the Agent, and the Agent in such circumstances shall have made available to the Borrower such amount, such Bank agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement. If such amount is not made available by such Bank to the Agent on the Business Day following the Borrowing date, the Agent shall notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's Account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

        SECTION 2.04 Lending Offices. The Loans made by each Bank may be made from and maintained at such offices of such Bank (each a "Lending Office") as such Bank may from time to time designate (whether or not such office is specified on Schedule 2). A Bank shall not elect a Lending Office that, at the time of making such election, increases the amounts which would have been payable by the Borrower to such Bank under this Agreement in the absence of such election. With respect to Eurodollar Rate Loans made from and maintained at any Bank's non-U.S. offices, the obligation of the Borrower to repay such Eurodollar Rate Loans shall nevertheless be to such Bank and shall, for all purposes of this Agreement (including for purposes of the definition of the term "Majority Banks") be deemed made or maintained by it, for the account of any such office.

        SECTION 2.05 Evidence of Indebtedness. The Loans made by each Bank shall be evidenced by one or more loan accounts maintained by such Bank in accordance with its usual practices. The loan accounts maintained by the Agent and each such Bank shall be rebuttable presumptive evidence of the amount of the Loans made by such Bank to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. At the request of any Bank, as additional evidence of the Indebtedness of the Borrower to such Bank resulting from the Loans made by such Bank, the Borrower shall execute and deliver for account of such Bank pursuant to Article VII Notes setting forth such Bank's Revolving Commitment as the maximum principal amount thereof.

        SECTION 2.06 Minimum Amounts. Any Borrowing, conversion, continuation, Revolving Commitment reduction or prepayment of Loans hereunder shall be in an aggregate amount determined as follows (each such specified amount a "Minimum Amount"): (i) any Borrowing or partial prepayment of Base Rate Loans shall be in the amount of $250,000 or a greater amount which is an integral multiple of $50,000; (ii) any Borrowing, continuation or partial prepayment of, or conversion into, Eurodollar Rate Loans shall be in the amount of $1,000,000 or a greater amount which is an integral multiple of $100,000; and (iii) any partial Revolving Commitment reduction under Section 4.01(a) shall be in the amount of $5,000,000 or a greater amount which is an integral multiple of $5,000,000.

        SECTION 2.07 Required Notice. Any Notice hereunder shall be given not later than the date determined as follows (each such specified date a "Required Notice Date"): (i) any Notice with respect to a Borrowing of, or conversion into, Base Rate Loans shall be given not later than 11:00 A.M. (California time) on the date of the proposed borrowing or conversion; (ii) any Notice with respect to any Borrowing or continuation of, or conversion into, Eurodollar

Rate Loans shall be given at least three Eurodollar Business Days prior to the date of the proposed Borrowing, conversion or continuation; (iii) any Notice with respect to any prepayment under Section 4.03(a) shall be given at least one Business Day prior to the date of the proposed prepayment, in the case of Base Rate Loans, and at least three Eurodollar Business Days prior to the date of the proposed prepayment, in the case of Eurodollar Rate Loans; and (iv) any Notice with respect to any Revolving Commitment reduction or termination under Section 4.01(a) shall be given at least five Business Days prior to the proposed reduction or termination date.

                                   ARTICLE III
                  INTEREST AND FEES; CONVERSION OR CONTINUATION

        SECTION 3.01  Interest.

               (a) Interest Rate. Subject to Section 3.02, the Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, at the following rates:

                      (i) during such periods as such Loan is a Base Rate Loan, at a rate per annum equal at all times to the Base Rate plus the Applicable Margin; and

                      (ii) during such periods as such Loan is a Eurodollar Rate Loan, at a rate per annum equal at all times during each Interest Period for such Eurodollar Rate Loan to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

               (b) Interest Periods. The initial and each subsequent Interest Period for Eurodollar Rate Loans shall be a period of one, two, three or six months. The determination of Interest Periods shall be subject to the following provisions:

                             (A) in the case of immediately successive Interest
               Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                             (B) if any Interest Period pertaining to an
               Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                             (C) no Interest Period shall extend beyond the
               Revolving Termination Date with respect to any Revolving Loan;

                             (D) any Interest Period pertaining to a Eurodollar
               Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the ending calendar month of such Interest Period) shall end on the last Business Day of the ending calendar month of such Interest Period;

                             (E) there shall be no more than ten Interest
               Periods in effect at any one time.

               (c) Interest Payment Dates. Subject to Section 3.02, interest on the Loans shall be payable (and the Borrower hereby promises to pay interest on the dates required herein) in arrears at the following times:

                      (i) interest on each Base Rate Loan shall be payable quarterly in arrears on the last Business Day in each calendar quarter, on the date of any prepayment or conversion of any such Base Rate Loan, and at maturity;

                      (ii) interest on each Eurodollar Rate Loan shall be payable on the last day of each Interest Period for such Eurodollar Rate Loan, provided that (a) in the case of any such Interest Period which is greater than three months, interest on such Eurodollar Rate Loan shall be payable on each date that is three months, or any integral multiple thereof, after the beginning of such Interest Period, and on the last day of such Interest Period, and (b) if any prepayment, conversion, or continuation is effected other than on the last day of such Interest Period, accrued interest on such Eurodollar Rate Loan shall be due on such prepayment, conversion or continuation date as to the principal amount of such Eurodollar Rate Loan prepaid, converted or continued plus all amounts required under Section 5.02.

               (d) Notice to the Borrower and the Banks. Each determination by the Agent hereunder of a rate of interest and of any change therein, including any changes in (i) the Applicable Margin, (ii) the Base Rate during any periods in which Base Rate Loans shall be outstanding, and (iii) the Eurodollar Reserve Percentage (if any) during any periods in which Eurodollar Rate Loans shall be outstanding, in the absence of manifest error, shall be conclusive and binding on the parties hereto and shall be promptly notified by the Agent to the Borrower and the Banks. Such notice shall set forth in reasonable detail the basis for any such determination or change. The failure of the Agent to give any such notice specified in this subsection shall not affect the Borrower's obligation to pay such interest or fees.

        SECTION 3.02 Default Rate of Interest. Notwithstanding Section 3.01, in the event that any amount of principal of or interest on any Loan, or any other amount payable hereunder or under the Loan Documents, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal, interest or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment to the extent permitted by law, payable on demand, at a rate per annum equal at all times to the Base Rate plus 2% plus the Applicable Margin in respect of Base Rate Loans.

        SECTION 3.03  Fees.

               (a) Revolving Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Bank a fee on the average daily unused portion of such Bank's Revolving Commitment as in effect from time to time from the Closing Date until the Revolving Termination Date at a rate per annum equal to the Applicable Fee Amount, payable quarterly in arrears on the last Business Day of each calendar quarter (commencing on the first such date after the Closing Date), and on the earlier of the date such Revolving Commitment is terminated hereunder and the Revolving Termination Date.

               (b) Agency Fee. The Borrower agrees to pay to the Agent for its own account such fee for administrative agency services rendered by it as specified in the Fee Letter.

               (c) Utilization Fees. The Company shall pay to the Agent for the account of each Bank a utilization fee calculated on the actual daily utilized portion of such Bank's Revolving Commitment which constitute Eurodollar Rate Loans, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the actual daily utilization for that quarter, as calculated by the Agent, at a rate per annum equal to the Applicable Fee Amount for each day during such quarter on which utilization of the combined Revolving Commitments under this Agreement plus the utilization of the combined "Revolving Commitments" and "Term Loan Commitments" under and as defined in the 364-Day Credit Agreement (whether or not such utilization consists of Base Rate Loans or Eurodollar Rate Loans) equals or exceeds 33% of the combined Revolving Commitments under this Agreement plus the combined "Revolving Commitments" or "Term Loan Commitments" under the 364-Day Credit Agreement at the close of the Agent's business on such day (or the close of the Agent's business on the next preceding Business Day in the case of a Saturday or Sunday or other day not a Business Day). For purposes of calculating utilization under this Agreement and under the 364-Day Credit Agreement, the Revolving Commitments under this Agreement and the "Revolving Commitments" and "Term Loan Commitments" under and as defined in the 364-Day Credit Agreement, respectively, shall be deemed utilized to the extent of the aggregate principal amount of the Loans then outstanding hereunder and thereunder. Such utilization fee shall be applicable from and after the Closing Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on the first such date following the Closing Date; provided that, in connection with any termination of Revolving Commitments under Section 4.01 of this Agreement, the accrued utilization fee calculated for the period ending on such date shall also be paid on the date of such termination; provided further that the Applicable Fee Amount shall be payable only in respect of the amount of the Revolving Commitments utilized under this Agreement, and not on the portion of the "Revolving Commitments" or "Term Loan Commitments" utilized under the 364-Day Credit Agreement.

               (d) Fees Nonrefundable. All fees payable under this Section 3.03 shall be nonrefundable.

        SECTION 3.04 Computations. All computations of interest based upon the Base Rate (including interest accruing based upon the Federal Funds Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is payable. All computations of Revolving Commitment fee, the utilization fee and of interest based upon the Eurodollar Rate shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such Revolving Commitment fee, utilization fee or interest is payable, which results in more interest being paid than if computed on the basis of a 365-day year, and in accordance with the pricing grid set forth in Annex 1.

        SECTION 3.05 Conversion or Continuation.

               (a) Election. The Borrower may elect (i) to convert all or any part of (A) outstanding Base Rate Loans into Eurodollar Rate Loans, or (B) outstanding Eurodollar Rate Loans into Base Rate Loans; or (ii) to continue all or any part of a Loan with one type of interest rate as such; provided, however, that if the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans, as the case may be, shall terminate. The continued or converted Base Rate and Eurodollar Rate Loans shall be allocated to the Banks ratably in accordance with their Pro Rata Shares. Any conversion or continuation of Eurodollar Rate Loans shall be made on the last day of the current Interest Period for such Eurodollar Rate Loans. No outstanding Loan may be converted into or continued as a Eurodollar Rate Loan if any Event of Default has occurred and is continuing.

               (b) Automatic Conversion. On the last day of any Interest Period for any Eurodollar Rate Loans, such Eurodollar Rate Loans shall, if not repaid, automatically convert into Base Rate Loans unless the Borrower shall have made a timely election to continue such Eurodollar Rate Loans as such for an additional Interest Period or to convert such Eurodollar Rate Loans, in each case as provided in subsection (a).

               (c) Notice to the Agent. The conversion or continuation of any Loans contemplated by subsection (a) shall be made upon written or telephonic notice (in the latter case to be confirmed promptly in writing) from the Borrower to the Agent, which notice shall be received by the Agent not later than 11:00 A.M. (California time) on the Required Notice Date. Each such notice (a "Notice of Conversion or Continuation") shall, except as provided in Sections
5.01 and 5.04, be irrevocable and binding on the Borrower, shall refer to this Agreement and shall specify: (i) the proposed date of the conversion or continuation, which shall be a Business Day; (ii) the outstanding Loans (or parts thereof) to be converted into or continued as Base Rate or Eurodollar Rate Loans; (iii) the aggregate amount of the Loans which are the subject of such continuation or conversion, which shall be in a Minimum Amount; (iv) if the conversion or continuation consists of any Eurodollar Rate Loans, the duration of the Interest Period with respect thereto; and (v) that no Event of Default exists hereunder.

               (d) Notice to the Banks. The Agent shall give each Bank prompt notice by telephone (confirmed promptly in writing) or by facsimile of (i) the proposed conversion or continuation of any Loans, specifying the information contained in the Borrower's Notice and such Bank's Pro Rata Share thereof or
(ii), if timely notice was not received from the Borrower, the details of any automatic conversion under subsection (b).

        SECTION 3.06 Replacement of Reference Banks. If the Loans of the Eurodollar Reference Bank are prepaid in full or its Revolving Commitment shall terminate (otherwise than on termination of all the Revolving Commitments), or if the Eurodollar Reference Bank transfers its Loans in full to an unaffiliated Person or otherwise shall cease to be a Bank hereunder, the Agent shall, in consultation with the Borrower and with the approval of the Majority Banks, appoint another similarly situated Bank to replace such Bank as Eurodollar Reference Bank.

        SECTION 3.07 Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the applicable interest rate, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other Loan Document, would exceed the maximum rate of interest which may be charged, contracted for, reserved, received or collected by any Bank in connection with this Agreement under applicable law (the "Maximum Rate"), the Borrower shall not be obligated to pay, and such Bank shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Maximum Rate, and during any such period the interest payable hereunder to such Bank shall be limited to the Maximum Rate.

                                   ARTICLE IV
                       REDUCTION OF REVOLVING COMMITMENTS;
                              REPAYMENT; PREPAYMENT

        SECTION 4.01  Reduction or Termination of the Revolving Commitments.

               (a) Optional Reduction or Termination. The Borrower may, upon prior written notice to the Agent delivered not later than the Required Notice Date, terminate in whole or reduce ratably in part, as of the date specified by the Borrower in such notice, any then unused portion of the Revolving Commitments, provided that each partial reduction shall be in a Minimum Amount.

               (b) Mandatory Termination. The Revolving Commitments shall terminate on the Revolving Termination Date.

               (c) Notice. The Agent shall give each Bank prompt notice of any termination or reduction of its Revolving Commitments under this Section 4.01.

               (d) Adjustment of Revolving Commitment Fee; No Reinstatement. From the effective date of any reduction or termination prior to the Revolving Termination Date, the Revolving Commitment fee payable under Section 3.03(a) and the utilization fee payable under Section 3.03(c) shall be computed on the basis of the Revolving Commitments as so reduced or terminated. Once reduced or terminated, the Revolving Commitments may not be increased or otherwise reinstated.

        SECTION 4.02 Repayment of Loans. The Borrower shall repay to the Banks in full on the Revolving Termination Date the aggregate principal amount of the Revolving Loans outstanding on such date.

        SECTION 4.03 Prepayments.

               (a) Optional Prepayments. Subject to Section 5.02, the Borrower may, upon prior written notice to the Agent not later than the Required Notice Date, prepay the outstanding amount of the Loans in whole or ratably in part, without premium or penalty, provided, however, the Borrower shall not be permitted to make any such repayments until such time as there are no outstanding amounts owing on the 364-Day Credit Agreement. Partial prepayments shall be in Minimum Amounts.

               (b) Notice; Application. The notice given of any prepayment (a "Notice of Prepayment") shall specify the date and amount of the prepayment and whether the prepayment is of Base Rate or Eurodollar Rate Loans or a combination thereof, and if of a combination thereof the amount of the prepayment allocable to each. Upon receipt of the Notice of Prepayment the Agent shall promptly notify each Bank thereof. If the Notice of Prepayment is given, the Borrower shall make such prepayment and the prepayment amount specified in such Notice shall be due and payable on the date specified therein, with accrued interest to such date on the amount prepaid.

                                    ARTICLE V
                         YIELD PROTECTION AND ILLEGALITY

        SECTION 5.01 Inability to Determine Rates. If the Agent shall determine that adequate and reasonable means do not exist to ascertain the Eurodollar Rate, or the Majority Banks shall determine that the Eurodollar Rate does not accurately reflect the cost to the Banks of making or maintaining Eurodollar Rate Loans, then the Agent shall give telephonic notice (promptly confirmed in writing) to the Borrower and each Bank of such determination. Such notice shall specify the basis for such determination and shall, in the absence of manifest error, be conclusive and binding for all purposes. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans hereunder shall be suspended until the Agent (upon the instructions of the Majority Banks) revokes such notice. Upon receipt of such notice, the Borrower may revoke any Notice then submitted by it. If the Borrower does not revoke such Notice, the Banks shall make, convert or continue Loans, as proposed by the Borrower, in the amount specified in the Notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans, as the case may be.

        SECTION 5.02 Funding Losses. In addition to such amounts as are required to be paid by the Borrower pursuant to Section 5.03, the Borrower shall compensate each Bank, promptly upon receipt of such Bank's written request made to the Borrower (with a copy to the Agent), for all losses, costs and expenses (including any loss or expense incurred by such Bank in obtaining, liquidating or re-employing deposits or other funds to fund or maintain its Eurodollar Rate Loans), if any, which such Bank sustains: (I) if the Borrower repays, converts or prepays any Eurodollar Rate Loan on a date other than the last day of an Interest Period for such Eurodollar Rate Loan (whether as a result of an optional prepayment, mandatory prepayment, a payment as a result of acceleration or otherwise); (ii) if the Borrower fails to borrow a Eurodollar Rate Loan after giving its Notice (other than as a result of the operation of Section 5.01 or 5.04); (III) if the Borrower fails to convert into or continue a Eurodollar Rate Loan after giving its Notice (other than as a result of the operation of Section
5.01 or 5.04); or (IV) if the Borrower fails to prepay a Eurodollar Rate Loan after giving its Notice. Any such request for compensation shall set forth the basis for the calculation of requested compensation and shall, in the absence of manifest error, be conclusive and binding for all purposes.

        SECTION 5.03  Regulatory Changes.

               (a) Increased Costs. If after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (a "Regulatory Change"), or compliance by any Bank (or its Lending Office) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB, but excluding with respect to any Eurodollar Rate Loan any such requirement included in the calculation of the Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank's Lending Office or shall impose on any Bank (or its Lending Office) or on the United States market for the interbank eurodollar market any other condition affecting its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Rate Loan hereunder, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement with respect thereto, by an amount deemed by such Bank, in good faith and on a non-discriminatory basis, to be material, then from time to time, within 30 days after written demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such increased cost or reduction in respect of its Eurodollar Rate Loans hereunder.

               (b) Capital Requirements. If any Bank shall have determined in good faith that any Regulatory Change regarding capital adequacy, or compliance by such Bank (or any corporation controlling such Bank) with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority, has or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation would have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy), by an amount deemed, in good faith and on a non-discriminatory basis, by such Bank to be material, then from time to time, within 30 days after written demand by such Bank (with a copy to the Agent) in reasonable detail describing such reduction, the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such reduction in respect of its obligations hereunder.

               (c) Requests. Any such request for compensation by a Bank under this Section 5.03 shall set forth the basis of calculation thereof and shall, in the absence of manifest error, be conclusive and binding for all purposes. In determining the amount of such compensation, such Bank may use any reasonable averaging and attribution methods.

        SECTION 5.04 Illegality. If any Bank shall determine that it has become unlawful, as a result of any Regulatory Change, for such Bank to make, convert into or maintain Eurodollar Rate Loans as contemplated by this Agreement, such Bank shall promptly give notice of such determination to the Borrower (through the Agent), and (I) the obligation of such Bank to make or convert into Eurodollar Rate Loans, as the case may be, shall be suspended until such Bank gives notice that the circumstances causing such suspension no longer exist; and
(II) each of such Bank's outstanding Eurodollar Rate Loans, as the case may be, shall, if requested by such Bank, be converted into a Base Rate Loan not later than upon expiration of the Interest Period related to such Eurodollar Rate Loan, or, if earlier, on such date as may be required by the applicable Regulatory Change, as shall be specified in such request. Any such determination shall, in the absence of manifest error, be conclusive and binding for all purposes.

        SECTION 5.05 Funding Assumptions. Solely for purposes of calculating amounts payable by the Borrower to the Banks under this Article V, each Eurodollar Rate Loan made by a Bank (and any related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Interbank Rate used in determining the Eurodollar Rate for such Eurodollar Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan is in fact so funded.

        SECTION 5.06 Obligation to Mitigate. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would entitle it to give notice pursuant to Section 5.03(a), 5.03(b) or 5.04, and in any event if so requested by the Borrower, each Bank shall use reasonable efforts to make, fund or maintain its affected Eurodollar Rate Loans through another Lending Office if as a result thereof the increased costs would be avoided or materially reduced or the illegality would thereby cease to exist; provided, however, that such Bank shall not be obligated to select an alternative Lending Office if such Bank determines that (a) as a result of such selection such Bank would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (b) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Bank.

        SECTION 5.07 Substitution of Banks. Upon the receipt by the Borrower from any Bank (an "Affected Bank") of a request for compensation under Section 5.03, a notice under Section 5.04 or a request for payment under Section 6.03, the Borrower may (i) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Revolving Commitment (provided, no Bank shall be required to acquire or assume all or any part of such Affected Bank's Loans and/or Revolving Commitment); or (ii) designate an Eligible Assignee satisfactory to the Borrower to acquire and assume all or part of such Affected Bank's Loans and Revolving Commitment (in each case, a "Replacement Bank"). Any such designation of a Replacement Bank under clause (ii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed). In connection with any such assumption (a) the Replacement Bank shall pay to the Affected Bank in immediately available funds on the date of the assignment the principal amount of the Loans made by the Affected Bank hereunder which are being acquired by the Replacement Bank, and (b) the Borrower shall pay to the Affected Bank in immediately available funds on the date of the assignment the interest accrued to the date of the assignment on the Loans which are being acquired by the Replacement Bank and all other amounts then accrued for the Affected Bank's account or owed to it hereunder with respect to such Loans, including any amounts owing under Section 5.02.

                                   ARTICLE VI
                                    PAYMENTS

        SECTION 6.01 Pro Rata Treatment. Except as otherwise provided in this Agreement, each Borrowing hereunder, each Revolving Commitment reduction, each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Loans and on account of any Revolving Commitment fee or utilization fee and each conversion or continuation of Loans, shall be made ratably in accordance with the respective Pro Rata Shares of the Banks.

        SECTION 6.02 Payments.

               (a) Payments. The Borrower shall make each payment under the Loan Documents, unconditionally in full without set-off, counterclaim or other defense, not later than 1:00 P.M. (California time) on the day when due to the Agent in Dollars and in same day or immediately available funds, to the Agent's Account. The Agent shall promptly thereafter distribute like funds relating to the payment of principal or interest, Revolving Commitment fee, utilization fee or any other amounts payable to the Banks, ratably (except as a result of the operation of Article V) to the Banks in accordance with their Pro Rata Shares.

               (b) Application. (i) Unless the Agent shall receive a timely election by the Borrower with respect to the application of any principal payments, each payment of principal by the Borrower shall be applied (a) first, to the Base Rate Loans then outstanding, and (b) second, to the Eurodollar Rate Loans.

               (c) Extension. Whenever any payment hereunder shall be stated to be due, or whenever any Interest Payment Date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such Interest Payment Date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, Revolving Commitment fee or utilization fee hereunder.

        SECTION 6.03  Taxes.

               (a) No Reduction of Payments. The Borrower shall pay all amounts of principal, interest, fees and other amounts due under the Loan Documents free and clear of, and without reduction for or on account of, any present and future taxes, levies, imposts, duties, fees, assessments, charges, deductions or withholdings and all liabilities with respect thereto excluding, in the case of each Bank and the Agent, income and franchise taxes imposed on it by the jurisdiction under the laws of which such Bank or the Agent is organized or in which its principal executive offices may be located or any political subdivision or taxing authority thereof or therein or by the jurisdiction of such Bank's Lending Office and any political subdivision or taxing authority thereof or therein (all such nonexcluded taxes, levies, imposts, duties, fees, assessments, charges, deductions, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or withheld from any payment, the Borrower shall increase the amount paid so that the respective Bank or the Agent receives when due (and is entitled to retain), after deduction or withholding for or on account of such Taxes (including deductions or withholdings applicable to additional sums payable under this
Section 6.03), the full amount of the payment provided for in the Loan
Documents.

               (b) Deduction or Withholding; Tax Receipts. If the Borrower makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to the Agent (for itself or for redelivery to the Bank to or for the account of which such payment was made) an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as the Agent or any Bank (through the Agent) may reasonably request.

               (c) Indemnity. If any Bank or the Agent is required by law to make any payment on account of Taxes, or any liability in respect of any Tax is imposed, levied or assessed against any Bank or the Agent, the Borrower shall indemnify the Agent and the Banks for and against such payment or liability, together with any incremental taxes, interest or penalties, and all costs and expenses, payable or incurred in connection therewith, including Taxes imposed on amounts payable under this Section 6.03. A certificate of the Agent or any Bank as to the amount of any such payment shall, in the absence of manifest error, be conclusive and binding for all purposes. If any Bank shall obtain a credit with respect to all or part of any tax paid or indemnified by the Borrower pursuant to this Section 6.03, then, to the extent such items have not previously been taken into account in computing the amount of any payment pursuant to this sentence or the amount of indemnification payable under this
Section 6.03, such Bank shall promptly pay to the Borrower an amount equal to the amount of such credit, reduced by the amount of any prior payments by such Bank to, or for the benefit of, the Borrower arising from the same claim. All computations required hereunder shall be made by such Bank, acting reasonably and in good faith and the results of such computations shall be delivered to the Borrower. At the request and expense of the Borrower the accuracy of such computations shall be verified by such Bank's independent accounts.

               (d) Forms W-8BEN and W-8ECI. Each Bank that is incorporated under the laws of any jurisdiction outside the United States agrees to deliver to the Agent and the Borrower on or prior to the Closing Date, and in a timely fashion thereafter, Internal Revenue Service Form W-8BEN, Form W-8ECI or such other documents and forms of the I.R.S., duly executed and completed by such Bank, as are required under United States law to establish such Bank's status for United States withholding tax purposes.

               (e) Mitigation. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event that would cause the Borrower to make any payment in respect of Taxes to such Bank or a payment in indemnification with respect to any Taxes, and in any event if so requested by the Borrower following such occurrence, each Bank shall use reasonable efforts to make, fund or maintain its affected Loan (or relevant part thereof) through another Lending Office if as a result thereof the additional amounts so payable by the Borrower would be avoided or materially reduced; provided, however, that such Bank shall not be obligated to select an alternative Lending Office if such Bank determines that (a) as a result of such selection such Bank would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (b) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of such Bank.

        SECTION 6.04 Non-Receipt of Funds. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any of the Banks hereunder that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

        SECTION 6.05 Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to a provision hereof providing for non-pro rata treatment) in excess of its Pro Rata Share of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith advise the Agent of the receipt of such payment, and within five Business Days of such receipt purchase from the other Banks (through the Agent), without recourse, such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them in accordance with the respective Pro Rata Shares of the Banks; provided, however, that if all or any portion of such excess payment is thereafter recovered by or on behalf of the Borrower from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No documentation other than notices and the like referred to in this Section 6.05 shall be required to implement the terms of this Section 6.05. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 6.05 and shall in each case notify the Banks following any such purchases.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

        SECTION 7.01 Conditions Precedent to the Initial Loans. The obligation of each Bank to make its initial Loan shall be subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:

               (a) Fees and Expenses. The Borrower shall have paid (i) all invoiced fees then due in accordance with Section 3.03 and under the Fee Letter and (ii) all invoiced costs and expenses then due in accordance with Section 12.04(a).

               (b) Loan Documents. The Agent shall have received the following Loan Documents: (i) this Agreement, executed by the Borrower and each Bank (ii) the Notes, executed by the Borrower, for any Banks requesting Notes; and (iii) the Fee Letter, executed by each of the respective parties thereto.

               (c) Certificate of Responsible Officer. The Agent shall have received in form and substance satisfactory to it a certificate of a Responsible Officer of the Borrower, dated the Closing Date, stating that (a) the representations and warranties contained in Section 8.01 and in the other Loan Documents are true and correct on and as of the date of such certificate as though made on and as of such date and (b) on and as of the Closing Date, no Default or Event of Default shall have occurred and be continuing or shall result from the initial Borrowing.

               (d) Corporate Documents. The Agent shall have received the following, in form and substance satisfactory to it:

                      (i) certified copies of the certificate or articles, as the case may be, of incorporation of the Borrower, together with certificates as to good standing and tax status, from the Secretary of State or other Governmental Authority, as applicable, of the Borrower's state of incorporation and California, each dated as of a recent date prior to the Closing Date;

                      (ii) a certificate of the Secretary or Assistant Secretary of the Borrower, dated the Closing Date, certifying (a) copies of the bylaws of the Borrower and the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and (b) the incumbency, authority and signatures of each officer of the Borrower authorized to execute and deliver the Loan Documents and act with respect thereto, upon which certificate the Agent and the Banks may conclusively rely until the Agent shall have received a further certificate of the Secretary or an Assistant Secretary of the Borrower canceling or amending such prior certificate;

               (e) Legal Opinion. The Agent shall have received the opinion of Gibson Dunn & Crutcher LLP, counsel to the Borrower, dated the Closing Date, in substantially the form of Exhibit E.

               (f) Compliance Certificate. The Agent shall have received a completed Compliance Certificate for the Borrower's fiscal quarter ended on June 29, 2002.

               (g) Material Adverse Effect. On and as of the date of such Borrowing, there shall have occurred no Material Adverse Effect since June 29, 2002.

               (h) Existing Credit Agreement. All interest, principal, fees and other amounts owing under the Existing Credit Agreement shall have been paid in full (or shall have been paid in full concurrently with the initial Borrowing hereunder), and all commitments to lend thereunder terminated, and the Existing Credit Agreement shall have been cancelled and be of no further force or effect (except for such provisions thereof that expressly survive the termination thereof). Each Bank that is a party to the Existing Credit Agreement hereby waives its five-day advance notice of termination of the commitments thereunder.

               (i) Projections. The Agent shall have received the financial projections for the Borrower, including, without limitation, a balance sheet, income statement and cash flow statement, for the period beginning on September 29, 2002 through December 31, 2005, with such financial projections to be in form and substance reasonably satisfactory to the Agent.

        SECTION 7.02 Conditions Precedent to All Loans. The obligation of each Bank to make a Loan (including its initial Loan) on the occasion of each Borrowing shall be subject to the satisfaction of each of the following conditions precedent:

               (a) Notice. The Borrower shall have given the Notice of Borrowing as provided in Section 2.02(a).

               (b) Representations and Warranties; No Default. On the date of such Borrowing, both before and after giving effect thereto and to the application of proceeds therefrom: (i) the representations and warranties contained in Section 8.01 and in the other Loan Documents shall be true, correct and complete on and as of the date of such Borrowing as though made on and as of such date (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties shall have been true, correct and complete on and as of such date); and (ii) no Default or Event of Default shall have occurred and be continuing or shall result from such Borrowing. For purposes of this Section 7.02(b), the representation and warranty made in Section 8.01(p) shall be deemed instead to refer to the last day of the most recent quarter and year for which financial statements have then been delivered; the preceding clause (i) shall not be deemed to refer to any other representations and warranties which relate solely to an earlier date (provided that such other representations and warranties shall be true, correct and complete as of such earlier date); and the preceding clause (i) shall take into account any amendments to the Schedules and other disclosures made in writing by the Borrower to the Agent and the Banks after the Closing Date and approved by the Agent and the Majority Banks. The giving of any Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Borrowing on or following the Closing Date shall each be deemed a certification to the Agent and the Banks that on and as of the date of such Borrowing such statements are true.

               (c) Additional Documents. The Agent shall have received, in form and substance satisfactory to it, such additional approvals, opinions, documents and other information as the Agent or any Bank (through the Agent) may reasonably request.

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

        SECTION 8.01 Representations and Warranties. The Borrower represents and warrants to each Bank and the Agent that:

               (a) Organization and Powers. Each of the Borrower and its Material Subsidiaries (i) is a corporation or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) except as set forth on Schedule 8.01(a), is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would result in a Material Adverse Effect and (iii) has all requisite power and authority to own its assets and carry on its business and, with respect to the Borrower, to execute, deliver and perform its obligations under the Loan Documents.

               (b) Authorization; No Conflict. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action of the Borrower and do not and will not (i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of the Borrower or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Borrower; or (iii) except as contemplated by this Agreement, result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

               (c) Binding Obligation. The Loan Documents constitute, or when delivered under this Agreement will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

               (d) Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Borrower of any of the Loan Documents.

               (e) No Defaults. Neither the Borrower nor any of its Material Subsidiaries is in default under any material contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound.

               (f) Title to Properties; Liens. The Borrower and its Material Subsidiaries have good and marketable title to, or valid and subsisting leasehold interests in, their properties and assets, and there is no Lien upon or with respect to any of such properties or assets, except for Permitted Liens.

               (g) Litigation. Except as set forth on Schedule 8.01(g), there are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any Governmental Authority or arbitrator which if determined adversely to the Borrower or any such Subsidiary would result in a Material Adverse Effect.

               (h) Compliance with Environmental Laws. Except as set forth on
Schedule 8.01(h), and except in respect of matters that in the aggregate are not and cannot reasonably be expected to result in a Material Adverse Effect, the Borrower and each Material Subsidiary is in full compliance with all Environmental Laws, whether in connection with the ownership, use, maintenance or operation of its Premises or the conduct of any business thereon, or otherwise. Neither the Borrower, any Material Subsidiary, nor to the best of the Borrower's knowledge, any previous owner, tenant, occupant, user or operator of the Premises, or any present tenant or other present occupant, user or operator of the Premises has used, generated, manufactured, installed, treated, released, stored or disposed of any Hazardous Substances on, under, or at the Premises, except in compliance with all applicable Environmental Laws. To the best of the Borrower's knowledge, no Hazardous Substances have at any time been spilled, leaked, dumped, deposited, discharged, disposed of or released on, under, at or from the Premises, nor have any of the Premises been used at any time by any Person as a landfill or waste disposal site. Except as set forth on Schedule 8.01(h), there are no actions, suits, claims, notices of violation, hearings, investigations or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower, any Material Subsidiary or with respect to the ownership, use, maintenance and operation of the Premises, relating to Environmental Laws or Hazardous Substances.

               (i) Governmental Regulation. Neither the Borrower nor any of its Material Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

               (j) ERISA.

                      (i) The Borrower and all ERISA Affiliates have satisfied all applicable contribution requirements under Section 412(c)(11) of the Internal Revenue Code and have never sought a waiver under Section 412(d) of the Internal Revenue Code;

                      (ii) no Termination Event has occurred and is continuing, or is reasonably expected to occur;

                      (iii) the aggregate amount of Unfunded Accrued Benefits under all Pension Plans (excluding in such computation Pension Plans with assets greater than accrued benefits) does not exceed $5,000,000;

                      (iv) there is no condition or event under which the Borrower, any ERISA Affiliate, or any Plan maintained by the Borrower or any ERISA Affiliate could be subject to any risk of material liability under ERISA or the Internal Revenue Code, regardless of whether the Borrower or any ERISA Affiliate engaged in a transaction giving rise to the liability;

                      (v) neither the Borrower nor any ERISA Affiliate has unfunded, contingent liability that exceeds $5,000,000 with respect to Plans that provide post-retirement welfare benefits; and

                      (vi) all Plans maintained by, or contributed to by, the Borrower or any ERISA Affiliate comply in all material respects, and have been administered in material compliance with, the requirements of applicable law (including, if applicable, foreign law, ERISA and the Internal Revenue Code), and in accordance with each Plan's terms.

               (k) Subsidiaries. The name, capital structure and ownership of each Subsidiary of the Borrower on the date of this Agreement is as set forth in
Schedule 8.01(k). All of the outstanding capital stock of, or other interest in, each such Subsidiary has been validly issued, and is fully paid and nonassessable. Except as set forth in such Schedule, on the date of this Agreement the Borrower has no equity interest in any Person. Each Material Subsidiary of the Borrower, as of the date of this Agreement, is specified as such on Schedule 8.01(k).

               (l) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulations G or U of the FRB). No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, except in accordance with the provisions of Regulations T, U, and X of the FRB.

               (m) Taxes. Each of the Borrower and its Material Subsidiaries has duly filed all tax and information returns required to be filed, and has paid all taxes, fees, assessments and other governmental charges or levies that have become due and payable, except to the extent such taxes or other charges are being contested in good faith and are adequately reserved against in accordance with GAAP.

               (n) Patents and Other Rights. Each of the Borrower and its Subsidiaries possesses all permits, franchises, licenses, patents, trademarks, trade names, service marks, copyrights and all rights with respect thereto, free from burdensome restrictions, that are reasonably necessary for the ownership, maintenance and operation of its business and neither the Borrower nor any such Subsidiary is in violation of any rights of others with respect to the foregoing, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

               (o) Insurance. The properties of the Borrower and its Material Subsidiaries are insured, with financially sound insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Borrower or such Material Subsidiary operates.

               (p) Financial Statements. The audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 29, 2001, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at June 29, 2002, and the related consolidated statements of income, shareholders' equity and cash flows, for the quarter then ended and the 6-month period then ended, are complete and correct and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of operations of the Borrower and its Subsidiaries for the periods covered by such statements, in each case in accordance with GAAP consistently applied, subject, in the case of the June 29, 2002 financial statements, to normal year-end adjustments and the absence of notes.

               (q) Liabilities. Neither the Borrower nor any of its Material Subsidiaries has any material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in subsection (p), in the notes thereto or otherwise disclosed in writing to the Banks prior to the Closing Date, other than liabilities arising in the ordinary course of business since June 29, 2002.

               (r) Labor Disputes, Etc. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Material Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Material Subsidiaries, and no event of loss has occurred with respect to any assets or property of the Borrower or any of its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect.

               (s) Solvency. Each of the Borrower and its Material Subsidiaries is Solvent.

               (t) Disclosure. None of the representations or warranties made by the Borrower in the Loan Documents as of the date of such representations and warranties, and none of the statements contained in each exhibit, report, certificate or written statement furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent and the Banks in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they are made, not misleading, as of the time made or delivered.

               (u) Distribution Agreement. Except as set forth on Schedule 8.01(u) hereto, as of the Closing Date the Borrower is not a party to any binding written agreement to make a Distribution consisting of a capital stock repurchase or redemption.



                                   ARTICLE IX
                                    COVENANTS

        SECTION 9.01 Reporting Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Revolving Commitment, the Borrower agrees that:

               (a) Financial Statements and Other Reports. The Borrower shall furnish to the Agent in sufficient copies for distribution to the Banks:

                      (i) as soon as available and in any event within 55 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, together with a certificate of a Responsible Officer of the Borrower stating that such financial statements fairly present the financial condition of the Borrower and its Subsidiaries as at such date and the results of operations of the Borrower and its Subsidiaries for the period ended on such date and have been prepared in accordance with GAAP consistently applied, subject to changes resulting from normal, year-end audit adjustments and except for the absence of notes;

                      (ii) as soon as available and in any event within 100 days after the end of each fiscal year, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, prepared in accordance with GAAP consistently applied, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, accompanied by a report thereon of a firm of independent certified public accountants of recognized national standing, which report shall be unqualified as to scope of audit or the status of the Borrower and its Subsidiaries as a going concern;

                      (iii) together with the financial statements required pursuant to clauses (i) and (ii), a Compliance Certificate of a Responsible Officer as of the end of the applicable accounting period;

                      (iv) promptly after the giving, sending or filing thereof, copies of all reports, if any, which the Borrower sends to the holders of its respective capital stock or other securities and of all reports or filings, if any, by the Borrower with the SEC or any national securities exchange.

As to any information contained in materials furnished pursuant to clause (iv), the Borrower shall not be separately required to furnish such information under clause (i) or (ii), but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (i) and (ii) at the times specified therein.

               (b) Additional Information. The Borrower shall furnish to the
Agent:

                      (i) promptly after the Borrower has knowledge or becomes aware thereof, notice of the occurrence or existence of any Default;

                      (ii) prompt written notice of (A) any proposed acquisition of stock, assets or property by the Borrower or any of its Material Subsidiaries that could reasonably be expected to result in material environmental liability under Environmental Laws, and (B)(1) any spillage, leakage, discharge, disposal, leaching, migration or release of any Hazardous Substances required to be reported to any Governmental Authority under applicable Environmental Laws, and (2) all actions, suits, claims, notices of violation, hearings, investigations or proceedings pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Material Subsidiaries or with respect to the ownership, use, maintenance and operation of the Premises, relating to Environmental Laws or Hazardous Substances;

                      (iii) prompt written notice of all actions, suits and proceedings before any Governmental Authority or arbitrator pending, or to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Material Subsidiaries which if adversely determined would be reasonably expected to have a Material Adverse Effect;

                      (iv) promptly after the Borrower has knowledge or becomes aware thereof, (a) notice of the occurrence of any Termination Event, together with a copy of any notice of such Termination Event to the PBGC, and (b) the details concerning any material action taken or proposed to be taken by the IRS, PBGC, Department of Labor or other Person with respect thereto;

                      (v) the information regarding insurance maintained by the Borrower and its Material Subsidiaries as required under Section 9.03(c);

                      (vi) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to subsection (a), notice of any material change in accounting policies or financial reporting practices by the Borrower or any of its Material Subsidiaries;

                      (vii) promptly after the occurrence thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other material labor disruption against or involving the Borrower or any of its Material Subsidiaries;

                      (viii) upon the reasonable request from time to time, but no more often than once per fiscal quarter, of the Agent or any Bank (through the Agent), the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Rate Contracts to which the Borrower or any of its Material Subsidiaries is party;

                      (ix) prompt written notice of any other condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect;

                      (x) within 30 days of the date thereof, or, if earlier, on the date of delivery of any financial statements pursuant to subsection
        (a), an amendment to Schedule 8.01(k) reflecting the addition of any Material Subsidiary created, formed, acquired or otherwise existing as of the date of delivery of such amended Schedule; and

                      (xi) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Borrower or its Subsidiaries as any Bank (through the Agent) may from time to time reasonably request.

Each notice pursuant to this subsection (b) shall be accompanied by a written statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto.

        SECTION 9.02 Financial Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Revolving Commitment, the Borrower agrees that:

               (a) Minimum Consolidated EBITDA. The Borrower shall maintain as of the last day of each fiscal quarter a minimum Consolidated EBITDA for the period of four fiscal quarters ended on such date (taken as a single accounting period) of not less than $200,000,000;

               (b) Minimum Total Assets. The Borrower shall at all times directly own not less than fifty one percent (51%) of the Consolidated Total Assets.

               (c) Minimum Fixed Charge Coverage Ratio. The Borrower shall maintain as of the last day of each fiscal quarter a ratio (such ratio, the "Fixed Charge Coverage Ratio") of (i) Consolidated EBITDA to (ii) the sum of (without duplication) (A) Consolidated Interest Expense plus (B) 20% of Funded Debt plus (C) taxes paid in cash, plus (D) payments in respect of Capital Leases, in each case, of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, for the 12-month period ended on such date, of not less than 1.50 to 1.00.

               (d) Minimum Current Ratio. The Borrower shall maintain as of the last day of each fiscal quarter a ratio of (i) current assets to (ii) current liabilities, in each case, of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, of not less than 1.00 to 1.00. For purposes of calculating the Borrower's compliance with this Section 9.02(d) as of the last day of any fiscal quarter, current liabilities shall include (A) off-balance sheet Indebtedness having a maturity of less than one year from such fiscal quarter-end, (B) reimbursement obligations in respect of letters of credit having an expiry date less than one year from such fiscal quarter-end and (C) the current portion of (1) all Loans then outstanding hereunder and (2) all loans then outstanding under the 364-Day Credit Agreement.

               (e) Maximum Funded Debt to EBITDA Ratio. The Borrower shall maintain as of the last day of each fiscal quarter a ratio of (i) Funded Debt of the Borrower and its Subsidiaries on such date on a consolidated basis, to (ii) Consolidated EBITDA for the twelve-month period ended on such date, of not more than 2.00 to 1.00.

        SECTION 9.03 Additional Affirmative Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Revolving Commitment, the Borrower agrees that:

               (a) Preservation of Existence, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, (i) maintain and preserve its legal existence, and (ii) maintain and preserve its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except in connection with transactions permitted by Section 9.04.

               (b) Payment of Obligations. The Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge (i) all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien upon any properties or assets of the Borrower or any Material Subsidiary, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with GAAP provided, further that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith immediately after the commencement of proceedings to foreclose any Lien that may have attached as security therefor; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

               (c) Maintenance of Insurance. The Borrower shall, and shall cause each of its Material Subsidiaries to, carry and maintain in full force and effect, at its own expense and with financially sound insurance companies, insurance in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where the Borrower or such Subsidiary operates, including fire, extended coverage, business interruption, public liability, property damage and worker's compensation. Upon the request of the Agent or any Bank, the Borrower shall furnish to the Agent from time to time a certificate of the Borrower's insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance have been paid, that such policies are in full force and effect and that such insurance coverage and such policies comply with all the requirements of this subsection.

               (d) Keeping of Records and Books of Account. The Borrower shall, and shall cause each of its Material Subsidiaries to, keep adequate records and books of account, in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Material Subsidiaries.

               (e) Inspection Rights. Upon reasonable prior notice to the Borrower (except during the existence of an Event of Default, in which case no prior notice shall be required), the Borrower shall at any reasonable time and from time to time permit the Agent and the Banks or any of their respective agents or representatives to visit and inspect any of the properties of the Borrower and its Material Subsidiaries and to examine and make copies of and abstracts from the records and books of account of the Borrower and its Material Subsidiaries, and to discuss the business affairs, finances and accounts of the Borrower and any such Material Subsidiary with any of the officers or accountants of the Borrower or such Material Subsidiary; provided that with respect to any such discussions with the Borrower's or any Material Subsidiary's accountants, the Borrower shall be given a reasonable opportunity to have a representative participate in or otherwise be present at any such discussion; and provided further, that so long as no Event of Default has occurred and is continuing, the Borrower's prior written consent (which consent shall not be unreasonably withheld) shall be required prior to any discussions between the Agent or any Bank or any of their respective agents or representatives, on the one hand, and the Borrower's or any Material Subsidiary's accountants, on the other.

               (f) Compliance with Laws, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws) and the terms of any indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, except to the extent that the failure to so comply would not reasonably be expected to result in a Material Adverse Effect.

               (g) Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear excepted.

               (h) Licenses. The Borrower shall, and shall cause each of its Material Subsidiaries to, obtain and maintain all licenses, authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with (i) the execution, delivery and performance of the Loan Documents and the consummation of the transactions therein contemplated and
(ii) the operation and conduct of its business and ownership of its properties, except, in the case of this clause (ii), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

               (i) Action Under Environmental Laws. The Borrower shall, and shall cause each of its Material Subsidiaries to, upon becoming aware of the presence of any Hazardous Substance or the existence of any environmental liability under applicable Environmental Laws with respect to the Premises, take all actions, at their cost and expense, as shall be necessary or advisable to investigate and clean up the condition of the Premises, including all removal, containment and remedial actions, and restore the Premises to a condition in compliance with applicable Environmental Laws.

               (j) Use of Proceeds. The Borrower shall use the proceeds of the Loans solely for general corporate purposes, including the repurchase of the Borrower's stock for immediate cancellation and for acquisitions, in each case, in compliance herewith.

               (k) Further Assurances and Additional Acts. The Borrower shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Banks shall reasonably deem necessary or appropriate to effectuate the purposes of the Loan Documents, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent or the Majority Banks.

               (l) Recharacterization of Subordinated Debt. Except in the case of a conversion of all or any portion of the Subordinated Debt into capital stock of the Borrower with no payments in cash being made by the Borrower in connection with such conversion (except for payments made solely in respect of fractional shares), the Borrower shall, prior to making any repayment, prepayment, repurchase or redemption on any Subordinated Debt, provide the Agent with a Compliance Certificate that includes the aggregate amount of such Subordinated Debt (prior to giving effect to any such repayment, prepayment, repurchase or redemption) now being included in the calculation of Funded Debt demonstrating that the Borrower is in compliance with all of its financial covenants set forth in Section 9.2 hereof both immediately prior to, and will be in compliance with all such financial covenants immediately after giving effect to, any such repayment, prepayment, repurchase or redemption.

        SECTION 9.04 Negative Covenants. So long as any of the Obligations shall remain unpaid or any Bank shall have any Revolving Commitment, the Borrower agrees that:

               (a) Liens; Negative Pledges. Neither the Borrower nor any Domestic Subsidiary shall create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired, other than Permitted Liens.

               (b) Change in Nature of Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by it at the date hereof or other businesses incidental or reasonably related thereto. Without limiting the generality of the preceding sentence, the parties hereto agree that this subsection 9.04(b) shall not operate to prohibit any Permitted Receivables Purchase Facility otherwise permitted hereunder.

               (c) Restrictions on Fundamental Changes. The Borrower shall not, and shall not permit any of its Subsidiaries to, merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that:

                      (i) any of the Borrower's wholly owned Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of the

        Borrower's wholly owned Subsidiaries or to the Borrower and in connection therewith such Subsidiary may be liquidated or dissolved;

                      (ii) the Borrower or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of subsection 9.04(d);

                      (iii) the Borrower or any of its Subsidiaries may make any investment permitted by subsection 9.04(e);

                      (iv) the Borrower or any of its Subsidiaries may merge with or consolidate into any other Person or acquire all or substantially all of the assets of another Person, provided that (a) in the case of a merger or consolidation, the Borrower is the surviving corporation in respect of any merger or consolidation involving the Borrower, (b) subject to the preceding clause (a), in the case of a merger or consolidation, after giving effect to any such merger or consolidation, the surviving entity in respect thereof shall be a wholly owned Subsidiary, (c) no such acquisition, merger or consolidation shall be made if a Default would exist, or with the giving of notice or a passage of time, or both, would come into existence after giving effect thereto; and (d) the board of directors of the Person to be acquired has approved such acquisition, merger or consolidation; and

                      (v) the Borrower or any of its Subsidiaries may sell, transfer or dispose of any Receivables and Receivables Related Assets pursuant to any Permitted Receivables Purchase Facility.

               (d) Sales of Assets. The Borrower shall not convey, sell, lease, transfer, or otherwise dispose of, or part with control of (whether in one transaction or a series of transactions) all or any or any material part of its business, property or assets (including any shares of stock in any Subsidiary or other Person), whether now owned or hereafter acquired, except sales or other dispositions of any of the following:

                      (i) any inventory in the ordinary course of business;

                      (ii) any Permitted Investments;

                      (iii) any assets which have become worn out or obsolete or which are promptly being replaced, in the ordinary course of business;

                      (iv) any Receivables and Receivables Related Assets pursuant to any Permitted Receivables Purchase Facility;

                      (v) assets constituting the Borrower's design services/design foundry operation pursuant to a "spin-off" of the capital stock of a Subsidiary owning such operations or similar transaction provided that the aggregate value of all such assets sold or otherwise disposed of does not exceed, in the aggregate, $156,000,000;

                      (vi) the Seely Avenue Campus pursuant to a sale-leaseback transaction, provided that such sale is made for fair value and the aggregate sales price from such sale is paid in cash;

                      (vii) any other assets to the extent not otherwise permitted hereunder; provided that such assets do not constitute Substantial Assets and such sale or disposition is made for fair value; and provided further that (A) at the time of any such sale or disposition, no Default shall exist or shall result therefrom, (B) the aggregate sales price from such sale or disposition shall be paid in cash, or, if approved by the board of directors of the Borrower, capital stock or debt obligations so long as the aggregate sales price paid in capital stock or debt obligations, when added to the non-cash sales price of all other assets sold, leased, transferred or otherwise disposed of pursuant to this clause (vii) after the Closing Date pursuant to this Section 9.04(d)(vii), does not exceed 5% of Consolidated Tangible Net Worth measured as of the last day of the then most recent fiscal quarter, and (C) no dispositions of accounts or notes receivable shall be permitted under this clause (vi) unless in connection with the sale of all or substantially all of a business unit, division or Subsidiary of the Borrower and such sale is otherwise permitted hereunder.

For purposes of clause (vii), a sale, lease, transfer or other disposition of assets shall be deemed to be of "Substantial Assets" if such assets, when added to all other assets sold, leased, transferred or otherwise disposed of after the Closing Date (other than assets sold in the ordinary course of business), shall exceed 15% of Consolidated Tangible Net Worth measured as of the last day of the then most recent fiscal quarter.

               (e) Loans and Investments. The Borrower shall not, and shall not permit any of its Subsidiaries to, purchase or otherwise acquire the capital stock, assets (constituting a business unit), obligations or other securities of or any interest in any Person, or otherwise extend any credit to, guarantee the obligations of or make any additional investments in any Person, other than in connection with:

                      (i) extensions of credit in the nature of accounts receivable, general intangibles or notes receivable arising from the licensing of software or the sales of goods or services in the ordinary course of business;

                      (ii) investments by the Borrower in the capital stock of wholly-owned Subsidiaries, and extensions of credit by the Borrower to any of its wholly owned Subsidiaries or by any of its wholly owned direct or indirect Subsidiaries to another of its wholly owned direct or indirect Subsidiaries or the Borrower, in each case in the ordinary course of business;

                      (iii) Permitted Investments;

                      (iv) investments permitted under Section 9.04 (c)(iv);

                      (v) to the extent not otherwise permitted under this subsection 9.04(e), additional purchases of, loans to or investments in joint ventures or the capital stock, assets, obligations or other securities of or interest in other Persons not exceeding 15% of

        Consolidated Tangible Net Worth, measured as of the last day of the then most recent fiscal quarter, as to all such investments, loans and purchases in the aggregate, provided that (A) in the case of any such acquisition or investment the prior, effective written consent or approval to such acquisition or investment of the board of directors or equivalent governing body of the acquiree is obtained; and (B) immediately prior to and after giving effect thereto, no Default shall have occurred and be continuing;

                      (vi) investments in the Venture Funds, so long as the aggregate unrecovered investment made therein (not counting recoveries fairly characterized as income) does not exceed $150,000,000;

                      (vii) investments existing on the Closing Date disclosed in Schedule 9.04(e);

                      (viii) investments consisting of the endorsement of negotiable instruments for deposit;

                      (ix) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

                      (x) extensions of credit in the ordinary course of business consisting of (a) compensation of employees, officers and directors of the Borrower or a Subsidiary, as the case may be, so long as the board of directors of the Borrower or such Subsidiary determines that such compensation is in the best interests of the Borrower or such Subsidiary, (b) travel advances, employee relocation loans and other employee loans and advances, (c) loans to employees, officers or directors relating to the purchase of equity securities of the Borrower, and (d) other loans to officers and employees approved by the board of directors;

                      (xi) investments in connection with any Permitted Receivables Purchase Facility; and

                      (xii) investments consisting of shares (or other equity interests) held by the Borrower in any Person in connection with any "spin-off" or similar transaction contemplated by Section 9.04(d)(v) hereof.

               (f) Transactions with Related Parties. Except in connection with
(i) any Permitted Receivables Purchase Facility otherwise permitted hereunder, [or (ii) investments in Alchemy or SpinCircuit which are otherwise permitted by subsection (e) above,] the Borrower shall not, and shall not permit any of its Material Subsidiaries to, enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate, any officer or director thereof or any Person which beneficially owns or holds 5% or more of the equity securities, or 5% or more of the equity interest, thereof (a "Related Party"), or enter into, assume or suffer to exist, or permit any Material Subsidiary to enter into, assume or suffer to exist, any employment or consulting contract with any Related Party, except a transaction or contract which is in the ordinary course of the Borrower's or such Material

Subsidiary's business and which, when considered in the aggregate with all such transactions between the Related Party and the Borrower or such Material Subsidiary, such aggregate transactions are upon fair and reasonable terms not less favorable to the Borrower or such Material Subsidiary than it would obtain in a comparable arm's length transaction (or series of transactions) with a Person not a Related Party.

               (g) Hazardous Substances. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, use, generate, manufacture, install, treat, release, store or dispose of any Hazardous Substances, except in compliance with all applicable Environmental Laws.

               (h) Accounting Changes. The Borrower shall not, and shall not suffer or permit any of its Material Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required or permitted by GAAP, or, in respect of any non-U.S. Subsidiary, as required or permitted by generally accepted accounting principles as then in effect in the jurisdiction in which such non-U.S. Subsidiary is located or (ii) without the prior written consent of the Majority Banks (not to be unreasonably withheld), change its fiscal year or that of any of its consolidated Subsidiaries, except to change the fiscal year of a Subsidiary acquired in connection with a permitted acquisition to conform its fiscal year to the Borrower's.

               (i) Restrictions on Upstream Limitations. The Borrower will not, nor will it permit any of its Subsidiaries to enter into or permit to exist any arrangement or agreement (excluding this Agreement and the other Loan Documents) which directly or indirectly restricts the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower, except to the extent that any such restriction is necessary for a Subsidiary to comply with adequate capitalization requirements applicable to such Subsidiary.

               (j) Restricted Payments. The Borrower will not make any Restricted Payments except that, (a) so long as no Event of Default has occurred and is continuing or would exist as a result thereof, the Borrower may make Distributions and (b) to the extent that prior to the occurrence of any Event of Default the Borrower has entered into a binding written agreement to make a Distribution consisting of a capital stock repurchase or redemption, the Borrower shall be permitted to make such Distribution.

                                    ARTICLE X
                                EVENTS OF DEFAULT

        SECTION 10.01 Events of Default. Any of the following events which shall occur shall constitute an "Event of Default":

               (a) Payments. The Borrower shall fail to pay (i) when due any amount of principal of any Loan or Note, or (ii) within three days after the date due, any amount of interest on any Loan or Note or any fee or other amount payable hereunder or under any of the Loan Documents.

               (b) Representations and Warranties. Any representation or warranty by the Borrower under or in connection with the Loan Documents shall prove to have been incorrect in any material respect when made or deemed made.

               (c) Failure by Borrower to Perform Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in 9.02, subsections (a)(i), (j) or (l) of Section 9.03 or Section
9.04 other than Subsection 9.04(g).

               (d) Failure by Borrower to Perform Other Covenants. (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 9.01(a) and such failure shall remain unremedied for a period of five (5) Business Days after either (1) a Responsible Officer of the Borrower knew or reasonably should have known of such failure or (2) the Borrower receives written notice thereof by the Agent or any Bank; or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 30 days after either (1) a Responsible Officer of the Borrower knew or reasonably should have known of such failure or (2) the Borrower receives written notice thereof by the Agent or any Bank.

               (e) Insolvency; Voluntary Proceedings. The Borrower or any Material Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

               (f) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Borrower or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (g) Default Under Other Indebtedness. (i) The Borrower or any of its Material Subsidiaries shall fail (A) to make any payment of any principal of, or interest or premium on, any single Indebtedness (other than in respect of the Loans) having a principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 (or its equivalent in another currency) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace or notice period, if any, specified in the agreement or instrument relating to such Indebtedness as of the date of such failure; or (B) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, or any other event shall occur or condition shall exist under any such agreement or instrument, and such failure, event or condition shall continue after the applicable grace or notice period, if any, specified in such agreement or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (ii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; (iii) there occurs under any Rate Contract an Early Termination Date (as defined in such Rate Contract) resulting from (A) any event of default under such Rate Contract as to which the Borrower or any Material Subsidiary is the Defaulting Party (as defined in such Rate Contract) or (B) any Termination Event (as so defined) as to which the Borrower or any Material Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Borrower or such Material Subsidiary as a result thereof is greater than $10,000,000 (or its equivalent in another currency).

               (h) Judgments. (i) A final judgment or order for the payment of money in excess of [$50,000,000] (or its equivalent in another currency) which is not fully covered by third-party insurance shall be rendered against the Borrower or any of its Material Subsidiaries; or (ii) any non-monetary judgment or order shall be rendered against the Borrower or any Material Subsidiary which has or would reasonably be expected to have a Material Adverse Effect; and in each case there shall be any period of 30 consecutive days during which such judgment continues unsatisfied or during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

               (i) ERISA. (i) The Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements in an amount in excess of $5,000,000 under
Section 412(c)(11) of the Internal Revenue Code, whether or not it has sought a waiver under Section 412(d) of the Internal Revenue Code; (ii) in the case of a Termination Event involving the withdrawal from a Pension Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the Borrower's or an ERISA Affiliate's proportionate share of that Pension Plan's Unfunded Accrued Benefits is more than $5,000,000; (iii) in the case of a Termination Event involving the complete or partial withdrawal from a Multiemployer Plan, the Borrower or an ERISA Affiliate has incurred a withdrawal liability in an aggregate amount exceeding $5,000,000; (iv) in the case of a Termination Event not described in clause (ii) or (iii), the Unfunded Accrued Benefits of the relevant Pension Plan or Plans exceed $5,000,000; (v) a Plan of the Borrower or an ERISA Affiliate that is intended to be qualified under
Section 401(a) of the Internal Revenue Code shall lose its qualification, and the loss can reasonably be expected to impose on the Borrower or an ERISA Affiliate liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $5,000,000 or more; (vi) the commencement or increase of contributions to, the adoption of, or the amendment of a Plan by, the Borrower or an ERISA Affiliate shall result in a net increase in unfunded liabilities to the Borrower or an ERISA Affiliate in excess of $5,000,000; or
(vii) the occurrence of any combination of events listed in clauses (ii) through
(vi) that involves a net increase in aggregate Unfunded Accrued Benefits and unfunded liabilities in excess of $5,000,000.

               (j) Dissolution, Etc. The Borrower or any of its Material Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by Section 9.04, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate or similar action to authorize any of the actions or events set forth above in this subsection (j).

               (k) Subordination Provisions. The subordination provisions of any agreement or instrument governing any Indebtedness subordinated to the Obligations shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Indebtedness hereunder shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or such subordination provisions.

               (l) Mergers and Acquisitions. The Borrower or any Subsidiary shall acquire or otherwise merge or consolidate with any Person for cash consideration (in whole or in part), without the prior, effective written consent or approval to such acquisition, merger or consolidation of the board of directors or equivalent governing body of such Person.

        SECTION 10.02 Effect of Event of Default. If any Event of Default shall occur and be continuing, the Agent shall, at the request of, or may, with the consent of, the Majority Banks, (I) by notice to the Borrower, (A) declare the Revolving Commitments of the Banks to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid principal amount of the Loans and the Notes, all interest accrued and unpaid thereon and all other Obligations to be forthwith due and payable, whereupon the Loans and the Notes, all such accrued interest and all such other Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that if an event described in Sections 10.01(e) or 10.01(f) shall occur, the result which would otherwise occur only upon giving of notice by the Agent to the Borrower as specified in this clause (I) shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (I) have been taken, proceed to enforce all other rights and remedies available to the Agent and the Banks under the Loan Documents and applicable law.

                                   ARTICLE XI
                                    THE AGENT

        SECTION 11.01 Authorization and Action. Each Bank hereby appoints Fleet as Agent and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of the Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. As to any matters not expressly provided for by the Loan Documents (including enforcement or collection of the Loan Documents), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action, and that the Agent shall not in any event be required to take any action which exposes the Agent to liability or which is contrary to any Loan Document or applicable law. Nothing in any Loan Document shall, or shall be construed to, constitute the Agent a trustee or fiduciary for any Bank. In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement and the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        SECTION 11.02 Limitation on Liability of Agent; Notices; Closing.

               (a) Limitation on Liability of Agent. Neither the Agent nor any Affiliate thereof nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat a Bank as the holder of its Loans for all purposes hereof unless and until such Bank and its assignee shall have delivered to the Agent and the Borrower an Assignment and Acceptance Agreement substantially in the form of Exhibit F (an "Assignment and Acceptance"), and the Agent receives written notice of the assignment in substantially the form of
Schedule 1 to the Assignment and Acceptance and the other conditions to assignment set forth in Section 12.09 shall have been satisfied; (ii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; and (iii) shall incur no liability to any Bank under or in respect of any Loan Document by acting upon any notice, consent, certificate, telegram, facsimile, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Loan Document. Further, the Agent (A) makes no warranty or representation to any Bank and shall not be responsible to any Bank for the accuracy or completeness of any information, exhibit or report furnished under any Loan Document, for any statements, warranties or representations (whether written or oral) made or deemed made in or in connection with any Loan Documents; (B) shall have no duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or any other Person or to inspect the property, books or records of the Borrower or any other Person; and (C) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of this Agreement or any other Loan Document or of any collateral.

               (b) Notices. Promptly upon receipt thereof, the Agent shall forward to each Bank originals or copies, as specified in this Agreement or any other Loan Document, of all agreements, instruments, opinions, financial statements, notices and other documents delivered by the Borrower or any other Person to the Agent pursuant to any Loan Document for distribution to the Banks. Except for any of the foregoing expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               (c) Closing. For purposes of determining compliance with the conditions specified in Section 7.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent (or made available) by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Bank prior to the Closing Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect on or prior to the Closing Date or, if any Borrowing on the Closing Date has been requested, the Bank shall not have made available to the Agent on or prior to the Closing Date the Bank's Pro Rata Share of any Borrowing.

        SECTION 11.03 Agent and Affiliates. With respect to its Revolving Commitment, the Loans made by it, the Notes issued to it and all other Obligations owing to it as a Bank, the Agent shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Borrower, and any Affiliate thereof, all as if the Agent were not the Agent hereunder and without any duty to account therefor to the Banks.

        SECTION 11.04 Notice of Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default hereunder (other than nonpayment of principal of or interest on the Loans or of any fees or any of its costs and expenses) unless the Agent has actual knowledge thereof or has received notice in writing from a Bank or the Borrower referring to this Agreement, describing such event or condition and expressly stating that such notice is a "notice of default." Should the Agent receive such notice of the occurrence of a Default, the Agent shall promptly give notice thereof to the Banks. The Agent thereupon shall take such action with respect to such Default as shall be reasonably directed by the Majority Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks.

        SECTION 11.05 Non-Reliance on Agent. Each Bank has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower or any of its Subsidiaries. Accordingly, each Bank confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (I) to check or inquire on such Bank's behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with the Loan Documents or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Agent), or (II) to assess or keep under review on such Bank's behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any Subsidiary.

        SECTION 11.06 Indemnification. The Banks agree to indemnify the Agent, and any Affiliates, directors, officers, employees, agents, counsel and other advisors (collectively, the "Related Persons") of the Agent (to the extent not reimbursed by the Borrower), ratably in accordance with the respective Pro Rata Shares of the Banks, against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against the Agent or any such Related Person to be indemnified, in any way relating to or arising out of the Loan Documents, the use or intended use of the proceeds of the Loans or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or other such Related Person to be indemnified in connection with any of the foregoing; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent, or any other Related Person to be indemnified.

        SECTION 11.07 Delegation of Duties. The Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Agent's Affiliates) to perform any of the Agent's duties under the Loan Documents. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

        SECTION 11.08 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 90 days' written notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Agent from among the Banks, with the consent of the Majority Banks (which shall not be unreasonably withheld), and the Borrower and the Banks shall use their best efforts so to appoint a successor Agent. If no successor Agent shall have been so appointed by the Borrower and the Majority Banks, and shall have accepted such appointment, prior to the effective date of the retiring Agent's resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent from among the Banks. Upon the effectiveness of the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

        SECTION 11.09 Co-Agents. None of the Banks identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XII
                                  MISCELLANEOUS

        SECTION 12.01 Amendments and Waivers. Except as otherwise provided herein or in any other Loan Document, (I) no amendment to any provision of this Agreement or any of the other Loan Documents shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Majority Banks (or the Agent with the written consent of the Majority Banks); and (II) no waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by the Borrower, shall in any event be effective unless the same shall be in writing and signed by the Agent and the Majority Banks (or the Agent with the consent of the Majority Banks). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, notwithstanding the foregoing provisions of this Section 12.01, any term or provision of Article XI (other than the provisions of Section 11.08 pertaining to Borrower consent) may be amended without the agreement or consent of, or prior notice to, the Borrower; and provided further, however, that, unless in writing and signed by each of the Banks affected thereby (or by the Agent with the written consent of each of the Banks affected thereby), no amendment, waiver or consent shall do any of the following:

                             (A) increase the amount, or extend the stated
               expiration or termination date, of the Revolving Commitments of such Bank;

                             (B) reduce the principal of, or interest on, the
               Loans or any fee or other amount payable to such Bank hereunder;

                             (C) postpone any date fixed for any payment in
               respect of principal of, or interest on, the Loans or any fee or other amount payable to such Banks hereunder;

                             (D) change the definition of "Majority Banks" or
               any definition or provision of this Agreement requiring the approval of Majority Banks or some other specified amount of Banks;

                             (E) consent to the assignment or transfer by the
               Borrower of any of its rights and obligations to such Bank under the Loan Documents;

                             (F) waive any of the conditions specified in
               Article VII with respect to a Loan to be made by such Bank;

                             (G) amend, modify or waive the provisions of
               Section 6.01, 6.05 or 12.07; or

                             (H) amend, modify or waive the provisions of this
               Section 12.01; and

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required hereinabove to take such action, affect the rights, obligations or duties of the Agent under any Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        SECTION 12.02 Notices.

               (a) Notices. All notices and other communications provided for hereunder and under the other Loan Documents shall, unless otherwise stated herein, be in writing (including by facsimile transmission followed by a telephone call by the sender to confirm receipt by the recipient party) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth in Schedule 2, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto (or, in the case of a Bank, to the Agent and the Borrower). All such notices and communications shall be effective
(i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt and five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile transmission, upon verbal confirmation of receipt by the recipient party; provided, however, that notices and communications to the Agent shall not be effective until received.

               (b) Facsimile and Telephonic Notice. The Borrower acknowledges and agrees that the agreement of the Agent and the Banks herein and in any other Loan Document to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Banks shall not have any liability to the Borrower or any other Person on account of any action taken or not taken by the Agent and the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and the other Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

        SECTION 12.03 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.

        SECTION 12.04 Costs and Expenses; Indemnification.

               (a) Costs and Expenses. The Borrower agrees to pay not later than 30 days after written demand therefor, including a statement of account, whether or not the transactions contemplated hereby shall be consummated:

                      (i) the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the reasonable fees and disbursements of outside counsel to the Agent, in connection with the negotiation, preparation, execution, delivery and syndication of the Loan Documents, and any amendments, modifications or waivers requested by the Borrower of the terms thereof; and

                      (ii) all costs and expenses of the Agent, its Affiliates and the Banks, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with (a) any Default, (b) the enforcement or attempted enforcement of, and preservation of any rights or interests under, the Loan Documents, and
        (c) any out-of-court workout or other refinancing or restructuring or any bankruptcy case, including any losses, costs and expenses sustained by the Agent and any Bank as a result of any failure by the Borrower to perform or observe its obligations contained in the Loan Documents.

               (b) Indemnification. Whether or not the transactions contemplated hereby shall be consummated, the Borrower hereby agrees to indemnify the Agent, each Bank and any Related Person thereof (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) in any way relating to or arising out of any of the Loan Documents, the use or intended use of the proceeds of the Loans, or the transactions contemplated hereby, provided that each Bank acknowledges that such Bank is not, as of the Closing Date, aware of any such claims being asserted against such Bank on or prior to the Closing Date; (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto, or (iii) in any way relating to or arising out of the use, generation, manufacture, installation, treatment, storage or presence, or the spillage, leakage, leaching, migration, dumping, deposit, discharge, disposal or release, at any time, of any Hazardous Substances on, under, at or from any Premises, including any personal injury or property damage suffered by any Person, and any investigation, site assessment, environmental audit, feasibility study, monitoring, clean-up, removal, containment, restoration, remedial response or remedial work undertaken by or on behalf of the any Indemnified Person at any time, voluntarily or involuntarily, with respect to the Premises (the "Indemnified Liabilities"); provided that the Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. Subject to the preceding proviso, if and to the extent that the foregoing indemnification is for any reason held unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (c) Other Charges. The Borrower agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of the Loan Documents.

        SECTION 12.05 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each Bank hereby is authorized, to the extent permitted by applicable statute, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement or any such other Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (through the Agent) after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 12.05 are in addition to other rights and remedies (including other rights of set-off) which such Bank may have.

        SECTION 12.06 Survival. All covenants, agreements, representations and warranties made in any Loan Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement, the making of the Loans and the execution and delivery of the Notes, and shall continue in full force and effect so long as the Banks have any Revolving Commitments, any Loans remain outstanding or any other Obligations remain unpaid or any obligation to perform any other act under any Loan Document remains unsatisfied. Without limiting the generality of the foregoing, the obligations of the Borrower under Sections 5.02, 5.03, 6.03 and 12.04, and of the Banks under Sections 6.03 and 11.06, and all similar obligations under the other Loan Documents (including all obligations to pay costs and expenses and all indemnity obligations), shall survive the repayment of the Loans and the termination of the Revolving Commitments.

        SECTION 12.07 Obligations Several. The obligations of the Banks under the Loan Documents are several. The failure of any Bank or the Agent to carry out its obligations thereunder shall not relieve any other Bank or the Agent of any obligation thereunder, nor shall any Bank or the Agent be responsible for the obligations of, or any action taken or omitted by, any other Person hereunder or thereunder. Nothing contained in any Loan Document shall be deemed to cause any Bank or the Agent to be considered a partner of or joint venturer with any other Bank or Banks, the Agent or the Borrower.

        SECTION 12.08 Benefits of Agreement. The Loan Documents are entered into for the sole protection and benefit of the parties hereto and their successors and assigns, and no other Person other than Affiliates of the Agent and the Related Persons referred to in Sections 11.06, 12.04 and 12.14 shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Loan Document.

        SECTION 12.09 Binding Effect; Assignment; Increase in Total Commitment.

               (a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Agent and each Bank and their respective successors and assigns.

               (b) Assignment. The Borrower shall not have the right to assign its rights and obligations hereunder or under the other Loan Documents or any interest herein or therein without the prior written consent of the Banks. Each Bank may sell, assign, transfer or grant participations in all or any portion of such Bank's rights and obligations hereunder and under the other Loan Documents to any Bank or Eligible Assignee on the basis set forth below in this subsection
(b).

                      (i) Any Bank may, with the written consent of the Borrower and the Agent (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees all, or any ratable part of all, of the Revolving Loans and Revolving Commitment and the other rights and obligations of such Bank hereunder; provided, however, that (A) no consent of the Borrower shall be required during the existence of an Event of Default; (B) no consent of the Borrower or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is another Bank or an Affiliate of such Bank or an Approved Fund; and (C) except in connection with an assignment of all of a Bank's rights and obligations with respect to its Revolving Commitment and Loans, any such assignment to an Eligible Assignee that is not a Bank hereunder shall be equal to or greater than $7,500,000.

                      (ii) In the event of any such assignment, unless and until
        (A) an Assignment and Acceptance and notice of assignment shall have been delivered pursuant to clause (i) of Section 11.02(a), (B) the Agent shall have received payment of an administrative transfer charge in the amount of $3,500 from the assigning Bank (unless the assignee shall otherwise agree to pay such charge), and (C) the Agent and the Borrower shall have received all tax forms and documents required under Section 6.03(d), such assignee shall not be entitled to exercise the rights of a Bank under this Agreement and the other Loan Documents with respect to such assignment and the Agent shall not be obligated to make payment of any amount to which such assignee may become entitled thereunder other than to the assigning Bank. Subject to satisfaction of the foregoing conditions in connection with any assignment, upon the effectiveness of such assignment, the assignee shall be deemed a "Bank" for all purposes of this Agreement and the other Loan Documents with respect to the rights and obligations assigned to it, and the assigning Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assigning Bank shall not relinquish its rights under Article V or under Sections 6.03 and 12.04 to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance.

                      (iii) In connection with any partial assignment, upon the request of the assigning Bank or the assignee, (A) the Borrower shall execute and deliver substitute Notes to the assigning Bank or the assignee, dated the effective date of such assignment, setting forth the respective Revolving Commitment of such assigning Bank and assignee as the respective maximum principal amounts thereof, and containing other appropriate insertions, and the assigning Bank shall thereupon return the Notes previously held by it; and (B) Schedules 1 and 2 shall be deemed amended to reflect the adjustment of the Revolving Commitments and Pro Rata Shares of the Banks resulting therefrom and the Lending Office, if any, and address for notices of the assignee.

                      (iv) In the event of any grant of a participation, the granting Bank shall remain a "Bank" for purposes of this Agreement, the Borrower, the other Banks and the Agent shall continue to deal solely and directly with such Bank in connection with this Agreement and the other Loan Documents, and no Bank shall transfer or grant any participating interest under which the participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require the consent of the Bank granting such participation as described in the second proviso to
        Section 12.01 or the unanimous consent of all of the Banks as described in the third proviso to Section 12.01. In the case of any such participation, the participant shall not have any of the rights of a Bank under this Agreement or the other Loan Documents, except that the participant shall (A) be deemed to have a right of setoff under Section
        12.05 in respect of its participation to the same extent as if it were a "Bank" hereunder, provided that such participant shall also be considered a "Bank" for purposes of Section 6.05; and (B) such participant shall also be entitled to the benefits of Sections 5.02, 5.03, 6.03 and 12.04, provided that any amounts payable under Sections
        5.03 or 6.03 to any participant shall not exceed the amounts which would have been payable by the Borrower thereunder to the Bank granting such participation.

                      (v) The Borrower agrees that in connection with any such grant or assignment, such Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.

                      (vi) Each Bank shall obtain from any such prospective participant or assignee a confidentiality agreement in which such participant or assignee agrees to an obligation of confidentiality substantially similar to the terms of Section 12.14.

                      (vii) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (c) Accession. (i) At any time from the Closing Date through October 9, 2002 (but not thereafter), the Borrower may request that the Total Commitment be increased in accordance with the terms of this Section 12.09(c). In connection with such an increase, except as otherwise provided herein, Allied Irish Banks, p.l.c. (the "Acceding Bank") may, at the request of the Borrower (such request being hereinafter referred to as a "Commitment Increase Notice"), become party to this Agreement by entering into an Instrument of Accession in substantially the form of Exhibit G hereto (an "Instrument of Accession") with the Borrower and the Agent and assuming thereunder a Revolving Commitment in an amount to be agreed upon by the Borrower and the Acceding Bank, to make Revolving Loans to the Borrower and the Total Commitment shall thereupon be increased by the amount of the Acceding Bank's Revolving Commitment, provided, however that in no event shall the Total Commitment be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $200,000,000 minus the aggregate amount of all reductions in the Total Commitment under this Agreement previously made pursuant to Section 4.01(a) or (b) hereof. Based upon the Commitment Increase Notice, the Agent shall notify the Borrower, the Acceding Bank and the Banks immediately prior to the proposed effective date of any such increase in the Total Commitment of the amount of each Bank's and the Acceding Bank's Revolving Commitment (the "Effective Commitment Amount") and its percentage of the Total Commitment and the amount of the Total Commitment, which amounts shall be effective on the date specified in such notice subject to the conditions set forth herein. Any increase in the Total Commitment under this Agreement shall be subject to the following conditions precedent: (i) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Total Commitment under this Agreement, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Event of Default under this Agreement; and (ii) the Borrower, the Agent and each Acceding Bank shall have agreed to provide a "Revolving Commitment" in support of such increase in the Total Commitment under this Agreement, shall have executed and delivered the Instrument of Accession. Upon satisfaction of the conditions precedent to any increase in the Total Commitment under this Agreement, the Agent shall promptly advise the Borrower and each Bank of the effective date of such increase. Upon the effective date of any increase in the Total Commitment under this Agreement that is supported by an Acceding Bank, such Acceding Bank shall be a party to this Agreement as a Bank and shall have the rights and obligations of a Bank hereunder. In addition, on such effective date, the Agent shall replace the existing Schedule 1 attached hereto with the revised Schedule 1 reflecting such new Total Commitment and each Bank's Revolving Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Bank to increase its Commitment hereunder.

        (ii) For purposes of this paragraph (ii), (A) the term "Buying Lender(s)" shall mean (1) each Bank the Effective Commitment Amount of which is greater than its Revolving Commitment prior to the effective date of any increase in the Total Commitment under this Agreement and (2) each Acceding Bank that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (B) the term "Selling Lender(s)" shall mean each Bank whose Revolving Commitment under this Agreement is not being increased from that in effect prior to such increase in the Total Commitment under this Agreement as the case may be. Effective on the effective date of any increase in the Total Commitment under this Agreement pursuant to paragraph (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Revolving Loans in the respective amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Revolving Loans shall equal such Selling Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Revolving Loans under this Agreement as applicable. Effective on the effective date of any increase in the Total Commitment under this Agreement pursuant to paragraph (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Revolving Loans purchased hereby shall equal the respective amount necessary so that, from and after such payments, each Buying Lender's outstanding Revolving Loans shall equal such Buying Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Revolving Loans under this Agreement. Such amount shall be payable on the effective date of the increase in the Total Commitment under this Agreement by wire transfer of immediately available funds to the Agent. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Revolving Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interests in such Revolving Loans, except for participations which will be extinguished upon payment to the Selling Lender of any amount equal to the portion of the outstanding Revolving Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for such Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Instrument of Accession with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Banks or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Bank in connection with the sale and assignment of any Eurodollar Rate Loans hereunder on the terms and in the manner set forth in Section 5.02 hereof.


        SECTION 12.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        SECTION 12.11 Submission to Jurisdiction.

               (a) Submission to Jurisdiction. The Borrower hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States sitting in the State of New York for the purpose of any action or proceeding arising out of or relating to the Loan Documents, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

               (b) No Limitation. Nothing in this Section 12.11 shall limit the right of the Agent or the Banks to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

        SECTION 12.12 Waiver of Jury Trial. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE BANKS AND THE AGENT HEREBY AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. A COPY OF THIS
SECTION 12.12 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT.

        SECTION 12.13 Limitation on Liability. No claim shall be made by the Borrower or its Affiliates against the Agent, the Banks or any of their respective Related Persons for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by the Loan Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        SECTION 12.14 Confidentiality. Each Bank and the Agent shall hold all non-public information relating to the Borrower and its Subsidiaries obtained by it under this Agreement in accordance with its customary procedures for handling confidential information of this nature, except for: (i) disclosure to its Affiliates or to its counsel or to any agent or advisor acting on its behalf in connection with the negotiation, execution or performance of the Loan Documents;
(ii) disclosure as reasonably required in connection with a transfer to a prospective assignee or participant of all or part of its Loans or Revolving Commitment or any participation therein, as provided in Section 12.09(b); (iii) disclosure as may be required or requested by any

Governmental Authority or representative thereof or pursuant to legal process;
(iv) disclosure to any Person and in any proceeding necessary in such Bank's or the Agent's judgment to protect its interests in connection with any claim or dispute involving such Bank or the Agent; and (v) any other disclosure with the prior written consent of the Borrower. Prior to any disclosure by any Bank or the Agent of such non-public information permitted under clause (iii) (other than in connection with an examination of the financial condition of such Bank, the Agent or any of their Affiliates by any Governmental Authority), it shall, if permitted by applicable laws or judicial order, notify the Borrower of such pending disclosure. In no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Borrower or its Subsidiaries. Notwithstanding the foregoing, such obligation of confidentiality shall not apply if the information or substantially similar information (a) is rightfully received by any Bank or the Agent from a Person other than the Borrower or any of its Affiliates without such Bank or the Agent being under an obligation to such Person not to disclose such information, or (b) is or becomes part of the public domain.

        SECTION 12.15 Entire Agreement. The Loan Documents reflect the entire agreement among the Borrower, the Banks and the Agent with respect to the matters set forth herein and therein and supersede any prior agreements, Revolving Commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

        SECTION 12.16 Severability. Whenever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of any of the Loan Documents shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Loan Document, or the validity or effectiveness of such provision in any other jurisdiction.

        SECTION 12.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW.]

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                         THE BORROWER

                                         CADENCE DESIGN SYSTEMS, INC.



                                         By          /s/ Charles H. Eldredge
                                            ------------------------------------
                                            Name:   Charles H. Eldredge
                                            Title:  Vice President and Treasurer

                                         THE AGENT

                                         FLEET NATIONAL BANK, AS AGENT



                                         By         /s/ Debra E. DelVecchio
                                            ------------------------------------
                                            Name:   Debra E. DelVecchio
                                            Title:  Director



                                 Attachment A-2

                                         THE BANKS

                                         FLEET NATIONAL BANK, AS A BANK



                                         By         /s/ Debra E. DelVecchio
                                            ------------------------------------
                                            Name:   Debra E. DelVecchio
                                            Title:  Director



                                 Attachment A-3

                                         BNP/PARIBAS



                                         By         /s/ Stuart Darby
                                            ------------------------------------
                                            Name:   Stuart Darby
                                            Title:  Vice President

                                         By         /s/ Richard Ong Pho
                                            ------------------------------------
                                            Name:   Richard Ong Pho
                                            Title:  Associate



                                 Attachment A-4

                                         JPMORGAN CHASE BANK



                                         By         /s/ David F. Gibbs
                                            ------------------------------------
                                            Name:   David F. Gibbs
                                            Title:  Vice President



                                 Attachment A-5

                                         KEY CORPORATE CAPITAL, INC.



                                         By         /s/ Robert W. Boswell
                                            ------------------------------------
                                            Name:   Robert W. Boswell
                                            Title:  Vice President

                                         THE BANK OF NOVA SCOTIA



                                         By         /s/ Chris Johnson
                                            ------------------------------------
                                            Name:   Chris Johnson
                                            Title:  Managing Director & Industry
                                                    Head

                                         BARCLAYS BANK PLC



                                         By         /s/ Nicholas A. Bell
                                            ------------------------------------
                                            Name:   Nicholas A. Bell
                                            Title:  Director Loan Transaction
                                                    Management

                                         U.S. BANK NATIONAL ASSOCIATION



                                         By         /s/ Douglas A. Rich
                                            ------------------------------------
                                            Name:   Douglas A. Rich
                                            Title:  Vice President

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION



                                         By         /s/ Roger Fleischmann
                                            ------------------------------------
                                            Name:   Roger Fleischmann
                                            Title:  Senior Vice President

                                         By         /s/ Lauren Downum
                                            ------------------------------------
                                            Name:   Lauren Downum
                                            Title:  Vice President

                                         BANK OF AMERICA, N.A.



                                         By         /s/ Sugeet Manchanda
                                            ------------------------------------
                                            Name:   Sugeet Manchanda
                                            Title:  Principal

                                         BANK ONE, NA



                                         By         /s/ Joseph R. Perdenza
                                            ------------------------------------
                                            Name:   Joseph R. Perdenza
                                            Title:  Director

                                        MELLON BANK, N.A.



                                        By         /s/ J. Cate
                                           -------------------------------------
                                           Name:   J. Cate
                                           Title:  Vice President

                                        UBS AG, STAMFORD BRANCH


                                        By         /s/ Luke Goldsworthy
                                           -------------------------------------
                                           Name:   Luke Goldsworthy
                                           Title:  Associate Director
                                                   Banking Products Services, US

                                        By         /s/ Patricia O'Kicki
                                           -------------------------------------
                                           Name:   Patricia O'Kicki
                                           Title:  Director
                                                   Banking Products Services




                                  Schedule 1-1